EXHIBIT 4.9


                     LEASE AMENDING AND EXTENSION AGREEMENT

         THIS AGREEMENT made as of the 15TH DAY OF JANUARY, 2003.

BETWEEN:

             1411029 ONTARIO LIMITED
             (hereinafter called the "Landlord")
                                                               OF THE FIRST PART

                       - and -

              YM BIOSCIENCES INC.
             (hereinafter called the "Tenant")
                                                              OF THE SECOND PART


WHEREAS:

A. By a lease dated JULY 30, 1997 (the "Lease") the Tenant leased from GRIFFIN DEVELOPMENT CORPORATION AND PR LAND HOLDINGS LTD. certain premises (the "Premises") comprising of BUILDING 11, LEVEL 3, SUITE #400 of the building municipally known as 5045 ORBITOR DRIVE (the "Building"), in the CITY OF MISSISSAUGA, ONTARIO, for a term of FIVE (5) YEARS AND FIVE (5) MONTHS commencing on the 1ST DAY OF SEPTEMBER, 1997 (the "Initial
Term");

B. The parties have agreed to amend the Lease by extending the Initial Term for a further period of FIVE (5) YEARS commencing on FEBRUARY 1, 2003, on the terms and conditions set out below;

NOW THEREFORE IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1. (a) The Initial Term is hereby extended for a further term of FIVE (5) YEARS commencing on FEBRUARY 1, 2003 and expiring on JANUARY 31, 2008 (the "Extension Term"), on the same terms and conditions as contained in the Lease except as otherwise provided herein.

          (b) The Basic Rent payable throughout the Extension Term shall be as follows:

                   Years 1-3 - $10.00 per rentable square foot per annum,

                   Year 4    - $10.75 per rentable square foot per annum,

                   Year 5    - $11.50 per rentable square foot per annum.

          (c) ITEM 6(I) OF THE TERM SHEET TO THE LEASE IS AMENDED TO REFLECT THE DEPOSIT TO BE $10,070.79.

          (d) ITEM 6(II) OF THE TERM SHEET TO THE LEASE IS AMENDED TO REFLECT THE DEPOSIT TO BE $9,513.06 BE APPLIED TOWARDS THE FEBRUARY 2003 RENT.

          (e) OPTION TO TERMINATE: PROVIDED THE TENANT HAS GIVEN MINIMUM SIX (6) MONTHS PRIOR WRITTEN NOTICE, THE TENANT MAY TERMINATE THE LEASE. THE TENANT SHALL BE REQUIRED TO PAY TO THE LANDLORD, ALL UNAMORTIZED REAL ESTATE FEES AND

THE EQUIVALENT OF TWO (2) MONTHS GROSS RENTAL (INCLUDING BASIC AND ADDITIONAL RENT CALCULATED FOR THAT YEAR OF THE TERMINATION) DUE AT THE TIME OF NOTICE.

          (f) OVERHOLDING: ARTICLE 14.03(A) OF THE LEASE SHALL BE CHANGED FROM "TWICE THE AMOUNT OF BASIC RENT PLUS $200.00 DAILY" TO "TWICE THE BASIC RENT ONLY" DURING THE RENEWAL TERM AND "ONE AND ONE HALF TIMES THE BASIC RENT ONLY" SUBSEQUENT TO THE RENEWAL TERM.

          (g) LETTER OF CREDIT: THE LANDLORD CONFIRMS THAT THE LETTER OF CREDIT AS OUTLINED IN SCHEDULE "E" OF THE LEASE, SHALL EXPIRE ON JANUARY 31, 2003 AND BE NULL AND VOID AND OF FURTHER EFFECT SUBJECT TO SUCH LETTER OF CREDIT HAVING BEEN ASSIGNED TO 14111029 ONTARIO LIMITED ON ITS REQUISITION OF THE PREMISES.

2. Capitalized expressions used herein, unless separately defined herein, have the same meaning as defined in the Lease.

3. The Lease, as amended by this Agreement, is hereby ratified and confirmed and remains in full force and effect in accordance with its terms unamended other than as specifically provided for in this Agreement.

4. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, subject to the express restrictions contained in the Lease.


IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal.


                                         Landlord:
                                         1411029 ONTARIO LIMITED


                                         per:                             c/s
                                             -----------------------------


                                         Tenant:
                                         YM BIOSCIENCES INC.


                                         per:                             c/s
                                             -----------------------------

                         GRIFFIN DEVELOPMENT CORPORATION

                                      -AND-

                              PR LAND HOLDINGS LTD.
                              ---------------------
                                    LANDLORD


                                     - AND -


                                YORK MEDICAL INC.
                                -----------------
                                     TENANT


                         -------------------------------

                              LEASE OF OFFICE SPACE
                           MULTI-TENANT OFFICE PROJECT

                         -------------------------------



                           PROJECT:  5025-5045 ORBITOR DRIVE
                                     BLDG:   11
                                     SUITE:  400
                                     MISSISSAUGA, ONTARIO



MORGUARD NOVEMBER 1994 - NET OFFICE MULTI-TENANT (GENERAL APPLICATION)

        TERM SHEET - FORMING PART OF LEASE OF OFFICE SPACE- MULTI-TENANT

1.           LANDLORD:  GRIFFIN DEVELOPMENT CORPORATION

ADDRESS:          24 Mobile Drive          TELEPHONE:      (416) 752-1411
                  Toronto, Ontario         FAX NUMBER:     (416) 752-7349
                  M4A 1H9

                  AND:

LANDLORD:         PR LAND HOLDINGS LTD.

ADDRESS:          200 Yorkland Blvd        TELEPHONE:      (416) 496-2098
                  Suite 200                FAX NUMBER:     (416) 496-0286
                  North York, Ontario
                  M2J 5C1

Landlord's "Environmental Contact":        Toronto West, Operations
                                           -------------------------
Manager

LANDLORD'S HEAD OFFICE

ADDRESS:         PR LAND HOLDINGS LTD      TELEPHONE:      (416) 862-3800
                 One University Avenue     FAX NUMBER:     (416) 862-3799
                 862-3799
                 Suite 1500
                 Toronto, Ontario
                 M5J 2V5

Attention:       Senior Vice-President, Office and Industrial


2. TENANT (legal name): YORK MEDICAL INC.

ADDRESS:          5045 Orbitor Drive       TELEPHONE:
                  Bldg. #11. Unit #400     FAX NUMBER:
                  Mississauga, Ontario
                  L4W 4Y4

   Attention. Mr. Jack Kincaid, President and C.E.O.

         TENANT'S HEAD OFFICE:
         --------------------

         ADDRESS:                          TELEPHONE:
                                           FAX NUMBER:
         Attention:

3. PROJECT NAME:

         MUNICIPAL ADDRESS OF PROJECT. 5045 Orbitor Drive,
         Mississauga, Ontario

4. LEASED PREMISES

         Attached as Schedule A to the Lease is a plan of the Project showing the Leased Premises by a distinguishing outline. The Leased Premises are designated as UNIT 11, LEVEL 3 KNOWN AS SUITE K-400

5. RENTABLE AREA OP LEASED PREMISES

         5,300 square feet subject to adjustment in accordance with the definition of Rentable Area and Section 4.08.

6        (i)      SECURITY DEPOSIT:                  $0.00 (SECTION 4.02)
         (ii)     OTHER DEPOSIT:                     $0.00

7        (a)      TERM: 5 year(s), 5 month(s), 0 day(s).
         (i)      FIRST DAY OF TERM September 1,1997
         (ii)     LAST DAY OF TERM: January 31, 2003
         (b)      RENEWAL OPTION: No 1 x 5 years as shown on Schedule E

8. BASIC RENT:

From: September 1,1997 to January 31, 1998; $22,085.00 total      $4,417.00 per month
From: February 1,1998 to August 31, 1998; $40,194.00 total        $5,742.00 per month
From: September 1,1998 to August 31, 1999; $68,904.00 per annum   $5,742.00 per month
From: September 1,1999 to August 31, 2000; $68,904.00 per annum   $5,742.00 per month
From: September 1, 2000 to August 31, 2001; $68,904.00 per annum  $5,742.00 per month
From: September 1, 2001 to August 31, 2002; $68,904.00 per annum  $5,742.00 per month
From: September 1, 2002 to January 31, 2003; $28,710.00 total     $5,742.00 per month

9    USE OF LEASED PREMISES: general offices except any use prohibited by
     Section 9.07

     GENERAL OFFICE FOR THE BUSINESS OF: GENERAL OFFICE

Additional Covenants, Agreements and Conditions (if any) listed here are more particularly set out in Schedule E.


OPTION TO RENEW

IDENTIFICATION

RIGHT OF EARLY TERMINATION

LETTER OF CREDIT

PAYMENT OF TENANT'S OCCUPANCY COSTS

POSSESSION AND RESTORATION

NON-DISTURBANCE

                              LEASE OF OFFICE SPACE

                          MULTI-TENANT OFFICE BUILDING

         THIS LEASE is made as of the 30th day of July, 1997

BETWEEN:

         GRIFFIN DEVELOPMENT CORPORATION
         a company incorporated under the laws of the Province of Ontario

         AND

         PR LAND HOLDINGS LTD.
         a company continued under the laws of the Province of Ontario

                                                           (the "Landlord')

AND:

         YORK MEDICAL INC.

         a company incorporated under the laws of the Province of Ontario

                                                           (the "Tenant")

         IN CONSIDERATION of the mutual covenants contained herein, the Landlord and Tenant hereby agree as follows:

                           ARTICLE 1.00 - DEFINITIONS

1.01 DEFINITIONS - In this Lease the terms defined in Schedule B shall have the meanings designated therein respectively.

               ARTICLE 2.00 - GRANT OF LEASE AND GENERAL COVENANTS

2.01 GRANT - The Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the Leased Premises, to have and to hold during the Term, subject to the terms and conditions of this Lease.

2.02 LANDLORD'S GENERAL COVENANTS - The Landlord covenants with the Tenant:

         (a) subject to the provisions of this Lease for quiet enjoyment of the Leased Premises so long as the Tenant shall observe and perform all the covenants and obligations of the Tenant herein; and

         (b) to observe and perform all the covenants and obligations of the Landlord herein.

2.03 TENANT'S GENERAL COVENANTS - The Tenant covenants with the Landlord:

         (a) to pay Rent without any deduction, abatement or set-off whatsoever; and

         (b) to observe and perform all the covenants and obligations of the Tenant herein.

                       ARTICLE 3.00 - TERM AND POSSESSION

3.01 TERM - The Term of this Lease shall begin on the Commencement Date and end on the date set out in paragraph 7(a)(ii) of the Term Sheet unless terminated earlier as provided in this Lease.

3.02 EARLY OCCUPANCY - The Tenant may, with the Landlord's prior written consent, use and occupy the Leased Premises or portions thereof before the Commencement Date and all provisions of this Lease shall apply from the date on which such use or occupancy commences. In the event of early occupation, the Tenant shall pay to the Landlord on the date of occupancy a rental for the period from the date the Tenant begins to use or occupy the Leased Premises or portions thereof to the Commencement Date, which rental shall be that proportion of the Rent for the first calendar year of the Term which the number of days in such period is of 365, multiplied by that proportion that the part of the Leased Premises used and occupied from time to time by the Tenant prior to the Commencement Date is of the total area of the Leased Premises. Except where clearly inapplicable, all provisions of this Lease shall apply during such period.

3.03 DELAYED POSSESSION - If the Landlord is unable to deliver possession of all or any portion of the Leased Premises by the Commencement Date, this Lease shall remain in full force and effect and the Tenant shall take possession of the Leased Premises on the date when the Landlord delivers possession of all of the Leased Premises, which date shall be conclusively established by notice in writing from the Landlord to the Tenant at least ten days before such date. The Landlord shall not be liable to the Tenant for any loss, damage or inconvenience resulting from any delay in delivering possession of the Leased Premises but, unless the delay is caused by or attributable to the Tenant, its servants, agents or independent contractors, no Rent shall be payable by the Tenant for the period prior to the date on which the Landlord can deliver possession of all of the Leased Premises, unless the Tenant elects to take possession of a portion of the Leased Premises, in which case Rent shall be payable in respect thereof from the date such possession is so taken. Despite anything contained to the contrary in this Section 3.03, if the Landlord is of the opinion that it is unable to deliver possession of all or any part of the Leased Premises by the expiration of six (6) months from the Commencement Date, the Landlord shall have the right to terminate this Lease upon written notice to the Tenant, whereupon neither party shall have any liability to the other.

3.04 ACCEPTANCE OF LEASED PREMISES - Taking possession of all or any portion of the Leased Premises by the Tenant shall be conclusive evidence as against the Tenant that the Leased Premises or such portion thereof and the Common Elements are in satisfactory condition on the date of taking possession, subject only to latent defects and to deficiencies (if any) listed in writing in a notice delivered by the Tenant to the Landlord not more than ten days after the date of taking possession.

                               ARTICLE 4.00 - RENT

4.01 RENT - The Tenant shall pay to the Landlord as Rent for the Leased Premises the aggregate of:

          (a) Basic Rent in respect of each year of the Term. payable in advance and without notice or demand in monthly instalments as set out in paragraph 8 of the Term Sheet commencing on the Commencement Date and on the first day of each calendar month thereafter during the Term;

          (b) the Tenant's Occupancy Costs during the Term, payable in monthly instalments at the times and in the manner provided in Section 4.06; and

          (c) all amounts (other than payments under subsections (a) and (b) above) payable by the Tenant to the Landlord under this Lease, at the times and in the manner provided in this Lease or, if not so provided, as reasonably required by the Landlord.

4.02 SECURITY DEPOSIT - The Landlord acknowledges receipt on or before the Commencement Date of the amount set out in item 6(i) of the Term Sheet to be held by the Landlord, without any liability whatsoever on the part of the Landlord for the payment of interest thereon, as a Security Deposit for the faithful performance by the Tenant of the terms, covenants and conditions of this Lease during the Tern hereof and not to be applied on account of Rent except as otherwise provided in this Section 4.02. It is understood and agreed between the parties that any portion of this Security Deposit may, at the Landlord's option. be applied towards the payment of overdue or unpaid Rent and may also be applied as compensation to the Landlord for any loss or damage sustained with respect to the breach on the part of the Tenant of any terms, covenants and conditions of this Lease, provided in all cases, however, that the Tenant's liability hereunder is not limited to the amount of this Security Deposit. If during the Term any portion of the Security Deposit is so applied, then the Tenant will on written demand deliver to the Landlord a sufficient amount in cash or by certified cheque to restore the Security Deposit to the original sum deposited. The Landlord shall refund to the Tenant after the expiry date of this Lease any portion of the Security Deposit not used by the Landlord after application by the Landlord to any damage incurred by the Landlord by reason of the default of the Tenant under the terms of this Lease. It is further provided that the Landlord will be discharged from all liability to the Tenant with respect to the Security Deposit to the extent that it is transferred to any purchaser of the Landlord's interest in the Leased Premises.

4.03 INTENT - It is the stated purpose and intent of the Landlord and the Tenant that this Lease and the Rent shall be fully net to the Landlord.

4.04 PAYMENT OF RENT - GENERAL - All amounts payable by the Tenant to the Landlord pursuant to this Lease shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of Rent. Rent shall be paid to the Landlord in lawful money of Canada, without deduction or set-off, at the address of the Landlord set out in paragraph 1 of the Term Sheet or to such other person or such other address as the Landlord may from time to time designate in writing. The Tenant's obligation to pay Rent shall survive the expiration or earlier termination of this Lease. Any Rent or other sum received or accepted by the Landlord and made by anyone other than the Tenant, on behalf of the Tenant. shall not release or in any way affect the covenants of the Tenant set out in this Lease and is not to be construed by the Tenant as the Landlord's Consent to a Transfer under Article
12. Any Rent or other sum received by the Landlord from or for the account of the Tenant while the Tenant is in default under this Lease may be applied at the Landlord's option to the satisfaction in whole or in part of any of the obligations of the Tenant then due under this Lease in such manner as the Landlord sees fit regardless of any designation or instruction of the Tenant to the contrary.

4.05 PARTIAL MONTHS RENT - If the Commencement Date is a day other than the first day of a calendar month, the instalment of Rent payable on the Commencement Date shall be that proportion of annual Rent payable as of the Commencement Date which the number of days from the Commencement Date to the last day of the month in which the Commencement Date falls is of 365. If the Term ends on a day other than the last day of a calendar month, the instalment of Rent payable on the first day of the calendar month in which the last day of the Term falls shall be that proportion of annual Rent then payable which the number of days from the first day of such last calendar month to the last day of the Term is of 365.

4.06     PAYMENT OF TENANT'S OCCUPANCY COSTS

         (1) Prior to the Commencement Date and prior to the beginning of each Fiscal Year thereafter (or as soon after those dates as the same shall be prepared by or for the Landlord), the Landlord shall compute and deliver to the Tenant a bona fide estimate in writing of the Tenant's Occupancy Costs for the following Fiscal Year or portion thereof, if applicable. Without further notice or demand, the Tenant shall pay to the Landlord the amount of the Tenant's Occupancy Costs in equal monthly instalments, in advance over the Fiscal Year or portion thereof, simultaneously with the Tenant's payments on account of Basic Rent. If the Landlord does not deliver to the Tenant an estimate of the Tenant's Occupancy Costs in respect of any Fiscal Year, the Tenant shall continue to pay the Tenant's Occupancy Costs based on the last such estimate delivered by the Landlord until a further estimate is delivered by the Landlord. Notwithstanding the foregoing, as soon as bills for all or any portion of amounts included in Operating Costs (including, without limitation, Property Taxes) as so estimated are received, the Landlord may bill the Tenant for the Tenants Proportionate Share thereof and the Tenant shall pay the Landlord such amounts so billed (less all amounts previously paid on account by the Tenant on the basis of the Landlord's estimate as aforesaid) as Additional Rent within 5 days following demand therefor.

         Property Taxes shall be included in Operating Costs. Any portion of the Tenant's Proportionate Share of Property Taxes accrued with respect to the Term or any part thereof paid by the Landlord prior to the Commencement Date shall be reimbursed by the Tenant to the Landlord on the Commencement Date or on demand thereafter subject to Sections 8.03 and 8.05, the Tenant will pay the Tenant's Proportionate Share of any Property Taxes or of the Landlord's reasonable estimate thereof monthly in advance in the same manner as for payment of Tenant's Occupancy Costs. Notwithstanding the foregoing, the Landlord shall always have the right:

                  (a) to revise the amount of instalments on account of Property Taxes payable by the Tenant to an amount that allows the Landlord to collect all Property Taxes payable by the Tenant by the final due date of Property Taxes for the calendar year; and/or

                  (b) to schedule and require payment by the Tenant of instalments on account of Property Taxes payable by the Tenant such that by the final due date of Property Taxes for any calendar year, the Tenant shall have paid to the Landlord the full amount of Property Taxes payable by the Tenant for such calendar year, which arrangement may include payment of instalments by the Tenant in a calendar year on account of Property Taxes payable by the Tenant for the next calendar year.

         (2) The Landlord shall deliver to the Tenant within 120 days after the end of each Fiscal Year or as soon after those dates as the same shall be prepared by or for the Landlord, a written statement setting out in reasonable detail the amount of the Operating Costs and the Tenant's Occupancy Costs for such Fiscal Year. If the total of monthly instalments of Tenant's Occupancy Costs actually paid by the Tenant to the Landlord during the Fiscal Year differs from the amount of the Tenant's Occupancy Costs payable for the Fiscal Year under Section 4.01(b), the Tenant shall pay to the Landlord or the Landlord shall credit to the Tenant, as the case may be, the difference, without interest, within 30 days after the date of delivery of the statement.

         (3) If the Tenant disputes the Landlord's statement setting out Operating Costs and the Tenant's Occupancy Costs for any Fiscal Year, the Tenant shall provide notice thereof in writing to the Landlord within 60 days of delivery of the statement in respect of that Fiscal Year. Notwithstanding delivery of such notice, the Tenant shall continue to pay Rent in accordance with the terms of this Lease. In the event of a dispute, the determination of the Tenant's Occupancy Costs and the Operating Costs as made by the Landlord's auditors shall be conclusive and binding upon both the Landlord and the Tenant. All costs of obtaining such determination shall be included in Operating Costs; provided that if the Landlord's auditors confirm the Landlord's calculations within a variance of five percent, the Tenant shall be solely responsible for the entire cost of such determination and shall pay such costs to the Landlord forthwith upon demand.

4.07 ESTIMATES OF INDIRECT EXPENSES AND RESOLUTION OF DISPUTES - Any expense not directly incurred by the Landlord but which is included in Operating Costs may be estimated by the Landlord on whatever reasonable basis the Landlord may select if and to the extent that the Landlord cannot ascertain the actual amount of the expense from the party who incurred it. In the event of any disagreement as to the amount or propriety of any amount included in Operating Costs, a certificate of the auditor of the Landlord, acting reasonably, shall be conclusive as to the amount of Operating Costs for any period to which such certificate relates.

4.08 AREA DETERMINATION - The Landlord may from time to time, as it deems necessary, cause the Rentable Area of the Leased Premises, the Building or any part thereof to be recalculated or remeasured and the cost thereof shall be included in Operating Costs (except as otherwise provided in this Section 4.08). If any calculation or determination by the Landlord of the Rentable Area of any premises (including the Leased Premises) is disputed or called in question, it shall be calculated or determined by the Landlord's architect or surveyor from time to time appointed for that purpose, whose certificate shall be conclusive and binding upon the parties hereto. The cost of such calculation or determination shall be included in Operating Costs; provided that if the Tenant disputes the Landlord's calculation or determination and the calculation or determination by the Landlord's architect or surveyor agrees with the Landlord's calculation or determination within a two percent variance, the Tenant shall pay the full cost of such calculation or determination forthwith upon demand.

If any error shall be found in the calculation of the Rentable Area of the Leased Premises or in the calculation of the Tenant's Proportionate Share, Rent (including without limitation Basic Rent) shall be adjusted for the Fiscal Year in which that error is discovered and for the Fiscal Year preceding the Fiscal Year in which the error was discovered, if any, and thereafter but not for any prior period.

4.09 VACANCY- If any part of the Building available for leasing is not occupied, the Landlord shall have the right, in respect of amounts forming Operating Costs which vary with occupancy, to include in Operating Costs a larger amount of costs, which larger amount shall be based on a reasonable estimate of the actual cost which would have been incurred if the unoccupied parts of the Building available for leasing were occupied. it being intended hereby that the Landlord shall obtain, to the extent reasonably possible, full reimbursement of Operating Costs attributable to or in respect of occupied premises, and not that (a) the Tenant shall subsidize Operating Costs incurred by the Landlord attributable to or in respect of vacant premises: or (b) the Landlord shall recover more than actual Operating Costs.

4.10 POSTDATED CHEQUES - If the Landlord so requests in writing, the Tenant shall provide to the Landlord on or before the Commencement Date and thereafter on or before the beginning of each Fiscal Year during the Term, postdated cheques in the amount of Rent for each month during that Fiscal Year.

                        ARTICLE 5.00- USE AND OCCUPATION

5.01 USE OF LEASED PREMISES - The Tenant shall use and occupy only the usable part of the Leased Premises and only for office purposes to carry on the business set out in item 9 of the Term Sheet and shall not use or permit the use of the Leased Premises or any part thereof for any other purpose or business, except as otherwise expressly permitted under this Lease or by any Person other than the Tenant. The Tenant will be responsible for obtaining at its expense all necessary approvals, licenses and permits, including but not limited to zoning development/building, occupancy and business permits, for its intended use of the Leased Premises and will submit all applications for such approvals licenses and permits to the Landlord for its consent prior to making application.
Notwithstanding the Landlord's consent to an application, the Tenant will indemnify and defend the Landlord and save it harmless from and against any and all Claims incurred or suffered by the Landlord directly or indirectly arising out of the Tenant's application for such approvals, licenses, or permits or the resulting approvals, licenses and permits with respect to the use, intended or otherwise, of the Leased Premises whether such Claims are in respect of the Leased Premises or in respect of the Building or the Project. The Landlord makes no representation whether or not necessary approvals can be obtained for the Tenant's use or intended use. The Landlord makes no representations or warranties, express or implied, that the present or future use of the Leased Premises, if such use is anything other than office use, is legally fit for the intended use, or complies with any law, by-law or regulation governing use of the Leased Premises.

5.02 COMPLIANCE WITH LAWS - Tenant shall promptly and at its own cost comply with all present and future laws, regulations and orders relating to, and obtain and maintain in force all approvals, permits, licences and registrations required for, any of the following:

          (a) the occupation or use of and the conduct of any business in or from the Leased Premises;

          (b) the condition of the Leasehold Improvements, fixtures, furniture and equipment installed therein;

          (c) Pollutants and the protection of the environment so far as those laws, regulations and orders or any of them relate to the Project; and

          (d) the making by Tenant of any repairs, changes or improvements in or to the Project; and shall immediately give written notice to Landlord of the occurrence of any event in the Leased Premises constituting an offence thereunder or being in breach thereof and if Tenant shall, either alone or with others, cause the happening of any such event, Tenant shall immediately give Landlord notice to that effect and thereafter give Landlord from time to time written notice of the extent and nature of Tenant's compliance with the foregoing provisions of this Section.

Tenant agrees that if Landlord determines in its own discretion that Landlord, its property, its reputation or the Leased Premises is placed in any jeopardy, as determined by the Landlord, by the requirements for any work required to ensure compliance with the foregoing provisions of this Section, or the Tenant is unable to fulfill its obligations under this Section, Landlord may itself undertake such work or any part thereof at the cost and expense of Tenant.

Tenant shall, at its own expense, remedy any damage to the Leased Premises caused by such event or work or by the performance of Tenant's obligations under this Section.

If alterations or improvements to the Leasehold Improvements or to the Leased Premises are necessary to comply with any of the foregoing provisions of this Section or with the requirements of insurance carriers, Tenant shall forthwith complete such work, complying always with the applicable provisions of this Lease, to the extent that it can be done within the Leased Premises and in any event shall pay the entire cost of alterations and improvements so required.

In the event that structural repairs or upgrading of the Building, including but not limited to seismic upgrading, is required to permit the Tenant's use, the Landlord may, at its sole discretion, terminate the Lease.

5.03 PROHIBITED USES - The Tenant shall not commit, cause or permit any nuisance in or about or any damage to the Leased Premises, the Building or any of the Leasehold improvements or fixtures therein, any overloading of the floors of the Leased Premises or any use or manner of use causing annoyance to other tenants or occupants of the Project. Without limiting the generality of the foregoing, the Tenant shall not use or permit the use of any portion of the Leased Premises for any dangerous, illegal, noxious, odorous or offensive trade, business or occurrence. The Tenant shall keep the Leased Premises free of debris or anything of a dangerous, noxious, odorous or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat or noise. The Tenant shall not use equipment in the Leased Premises in a manner that results in it being seen or heard outside the Leased Premises.

5.04 COMMON ELEMENTS - The Tenant and its employees and invitees shall be entitled to use, in common with others entitled thereto, for purposes for which they are intended and only during such hours as the Landlord may designate from time to time, the Common Elements. The Tenant and its employees and invitees shall not obstruct the Common Elements or use the Common Elements other than for their intended purposes and then only in accordance with the rules and regulations set by the Landlord from time to time.

5.05 HAZARDOUS USE - The Tenant shall not do, omit to do or permit to be done anything which will cause or may have the effect of causing the cost of the Landlord's insurance in respect of the Project or any part thereof to be increased at any time during the Term or any policy of insurance on or relating to the Project to be subject to cancellation. Without waiving or limiting the foregoing prohibition, the Landlord may demand and the Tenant shall pay to the Landlord upon demand, the amount of any increase in the cost of insurance caused by anything so done or omitted or permitted to be done. The Tenant shall forthwith upon the Landlord's request comply with the requirements of the Landlord's insurers, cease any activity complained of and make good any circumstance which has caused any increase in insurance premiums or the cancellation or threatened cancellation of any insurance policy. In determining the amount of increased premiums for which the Tenant is responsible, a schedule or statement issued by the person or corporation which computes the insurance rates for the Landlord showing the components of the rate shall be conclusive evidence of the items that make up the rate. If any policy of insurance in respect of the Project or any part thereof is cancelled or becomes subject to cancellation by reason of anything so done or omitted or permitted to be done, the Landlord may without prior notice terminate this Lease and re-enter the Leased Premises.

5.06 RULES AND REGULATIONS - The Tenant shall observe and cause its employees, servants. agents, invitees, customers, subtenants, licensees and others over whom the Tenant can reasonably be expected to exercise control to observe the rules and regulations attached as Schedule C hereto and such further and other reasonable rules and regulations and amendments and additions thereto as may be made by the Landlord and notified to the Tenant by mailing a copy thereof to the Tenant or by posting same in a conspicuous place in the Building. All such rules and regulations now or hereafter in force shall be read as forming part of this Lease; provided that if there is a conflict between the rules and regulations and this Lease, the terms of this Lease shall prevail. The Landlord shall not be responsible to the Tenant for the nonobservance of any rule or regulation or the terms of any lease or agreement to lease by any other tenant of the Project.

5.07 PERMITTED SIGNS - The Tenant shall use only such identification signs as are prescribed by the Landlord from time to time and as comply with all applicable by-laws, regulations and codes as to size, location, arrangement, type of lettering, colour, appearance and design for uniform use by office tenants in the Building. Such signs shall contain only the name under which the Tenant carries on business.

5.08 PROHIBITED SIGNS - Except with the prior written consent of the Landlord, which consent may be arbitrarily withheld or rescinded in the Landlord's sole discretion, or as provided in Section 5.07, the Tenant shall not paint, display, inscribe, place or affix any sign, symbol, notice, advertisement, display or direction of any kind anywhere outside the Leased Premises or on the interior of any glass windows or doors or elsewhere within the Leased Premises so as to be visible from the outside of the Leased Premises.

5.09 WINDOW COVERINGS - Without the prior written consent of the Landlord, the Tenant shall not install any blinds, drapes, curtains or any other window coverings in the Leased Premises and shall not remove, add to or change the blinds, curtains, drapes or other window coverings installed by the Landlord from time to time. The Tenant shall keep all window coverings open or closed at various times as the Landlord may from time to time direct by the rules and regulations or otherwise.

5.10 PARKING - Any parking area or facility provided by the Landlord shall at all times be subject to the exclusive control and management of the Landlord or those whom the Landlord may designate from time to time. The Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to any parking area or facility and shall have the right from time to time:

         (a) to expand, reduce, or change the area, level, location and arrangement of the parking area or facility and to construct any parking facility;

         (b) to enforce parking charges with appropriate provisions for free parking ticket validating by tenants of the Building;

         (c) to close all or any portion of the parking area or facility to such extent as may, in the Landlord's opinion, be legally sufficient to prevent a dedication thereof or the accrual of rights to any person or the public;

         (d) to obstruct or close off all or any part of the parking area or facility for the purpose of maintenance or repair; and

         (e) to do and perform such other acts in and to the parking area or facility as, in the judgment of the Landlord, shall be advisable with a view to the improvement of the convenience of and use of the Building by tenants, their employees and invitees.

The Landlord will operate and maintain the parking area or facility in such manner as the Landlord in its sole discretion shall determine from time to time. Without limiting the scope of such discretion, the Landlord shall have the sole right to employ all personnel and make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the parking area or facility. The Tenant shall participate in any free parking or other ticket validation system established by the Landlord and abide by all rules and regulations pertaining thereto and the Tenant shall pay to the Landlord monthly, together with payments on account of Basic Rent, all parking charges attributable to the Tenant as evidenced by parking tickets validated by the Tenant in accordance with any system established by the Landlord.

5.11 AUTHORIZATION OF ENQUIRIES - The Tenant hereby authorizes the Landlord to make enquiries from time to time of any government or municipality or governmental or municipal agency with respect to the Tenant's compliance with any and all laws and regulations pertaining to the Tenant, the business conducted in the Leased Premises including, without limitation, laws and regulations pertaining to Pollutants and the protection of the environment; and the Tenant covenants and agrees that the Tenant will from time to time provide to the Landlord such written authorization as the Landlord may reasonably require in order to facilitate the obtaining or such information.

5.12 RECORDS - The Tenant will keep on the Leased Premises or at the Tenant's Head Office complete records of all goods stored on, or processed, manufactured, packaged, used in any process in the Leased Premises by the Tenant and by any other occupant of the Leased Premises or any part thereof. Such records shall include all particulars which the Landlord may require. The Landlord may examine such records and the Tenant will provide extracts from or copies thereof all as required by the Landlord from time to time. This requirement to maintain such records will survive the expiry or earlier termination of the Term.

5.13 OVERLOADING - The Tenant will not install or permit the installation of equipment that in the opinion of the Landlord's engineer overloads the capacity of any utility or of any electrical or mechanical facility in the Project or which may exceed the load-bearing capacity of the floors of the Project. If damage is caused to the Leased Premises or to the Project as the result of any installation in contravention of this Section, the Tenant will repair the damage or, at the Landlord's option, pay to the Landlord on demand the cost of repairing the damage incurred by the Landlord.

                      ARTICLE 6.00 - SERVICES, MAINTENANCE,
                     REPAIR AND ALTERATIONS BY THE LANDLORD

6.01 OPERATION OF PROJECT - During the Term, and so long as no Event of Default (as defined in Section 11.04) shall exist, and so long as no event shall occur which, with the passage of time or the giving of notice or both, would constitute an Event of Default, the Landlord shall operate and maintain the Project in accordance with applicable laws and regulations and with standards from time to time prevailing for similar projects in the area in which the Project is located and, subject to payment by the Tenant of Rent, shall provide the Services set out in this Article 6.00; provided that the Landlord shall not be responsible for providing those Services or operating, maintaining, repairing or replacing the systems, facilities or equipment for the provision of such services to the extent that such Services, operation, maintenance, repair or replacement are specifically stated in this Lease to be the responsibility of the Tenant.

6.02 BUILDING SERVICES AND FACILITIES - The Landlord shall provide:

          (a) washrooms accessible to the Leased Premises for the use of the Tenant, its employees and invitees in common with other persons entitled thereto;

          (b) domestic running water to the building standard washrooms in the Leased Premises, if any, and to washrooms available for the Tenant's use in common with others entitled thereto;

          (c) access to and egress from the Leased Premises for use by the Tenant, its employees and invitees in common with other persons entitled thereto, provided that the Landlord may restrict access for security purposes or require that all persons seeking access produce identification;

          (d) heating, ventilation and air conditioning to the Building, including the Leased Premises, to a level sufficient to maintain therein conditions of reasonable temperature and comfort provided that, unless otherwise agreed by the parties, a full standard of interior climate control shall only be maintained during those hours and on those days established by the Landlord as being operating periods for the Building, having reasonable regard to energy conservation;

          (e) lighting and electrical power to the Common Elements as reasonably required;

          (f) electrical power to the Leased Premises for lighting and for standard office equipment capable of operating from the voltage circuits available and then standard for the Building;

          (g) janitorial Services to the Leased Premises and Common Elements to a standard consistent from time to time with similar buildings in the area in which the Building is located;

          (h) a directory board located in the Common Elements providing identification of the tenants in the Building in such manner and containing such information as the Landlord may determine; and

          (i) appropriate ducts for bringing telephone services to the Leased Premises.

6.03 MAINTENANCE, REPAIR AND REPLACEMENT - Subject to payment by the Tenant of Rent, the Landlord shall operate, maintain, repair and replace the systems, facilities and equipment necessary for the proper operation of the Project and for provision of the Landlord's Services set out in Section 6.02 (except as may be installed by or be the property of the Tenant) and shall maintain and repair the foundations, structure and roof of the Building and repair damage to the Building which the Landlord is obligated to insure against under Article 9.00 provided that:

          (a) if all or part of the systems. facilities and equipment are destroyed, damaged or impaired, the Landlord shall have a reasonable time in which to complete the necessary repair or replacement and, during that time, shall only be required to maintain such Services as are reasonably possible in the circumstances;

          (b) the Landlord may temporarily discontinue such Services or any of them at such times as may be reasonably necessary;

          (c) the Landlord shall use reasonable diligence in carrying out its obligations under this Section 6.03. but shall not be liable under any circumstances for any consequential damages, whether direct or indirect, to any Person or property for any failure to do so;

          (d) no reduction or discontinuance of Services under this Section 6.03 shall be construed as a breach of the Landlord's covenant therefor or as an eviction of the Tenant or, except as specifically provided otherwise in this Lease, release the Tenant from any obligation under this Lease;

          (e) the Landlord shall have no responsibility for any inadequacy of performance of any systems within the Leased Premises if the Leased Premises or the use thereof depart from the design criteria for such system as established by the Landlord for the Building; and

          (f) nothing  contained  herein shall  derogate from the  provisions of
          Article 10.00.

6.04 ALTERATIONS/RENOVATIONS BY LANDLORD - During the Term or any renewal or extension thereof, it is understood and agreed that if the Landlord intends to make changes, additions or improvements to or substantially renovate the Project or any part thereof, of which the Leased Premises form a part (the "Renovation Work"), that notwithstanding anything contained in this Lease to the contrary, the Landlord, its servants, agents, contractors and representatives may proceed with the Renovation Work without further consent or approval of the Tenant and the Tenant hereby irrevocably grants to the Landlord its consent to the carrying out of the Renovation Work; provided that the Renovation Work shall not materially interfere with or adversely affect the business of the Tenant carried on in the Leased Premises. It is specifically understood and agreed that there shall be no compensation paid to the Tenant nor shall there be any abatement of Rent in connection with the Renovation Work. In exercising its rights pursuant to this Section, the Landlord shall be entitled to:

          (a) enter the Leased Premises from time to time to make changes or additions to the structure, systems, facilities and equipment in the Leased Premises where necessary to serve the Leased Premises or other parts of the Building; limit from time to time as may be necessary by reason of the Renovation Work, ingress to and egress from the Leased Premises and/or the Project;

          (b) change, add to, diminish, demolish, dedicate for public purposes part or parts of, improve or alter any part of the Project not in, or forming part of, the Leased Premises; and

          (c) change, add to, diminish, improve or alter the location and extent of Common Elements.

The Landlord agrees to give to the Tenant ten (10) days prior written notice of its intention to proceed with the Renovation Work. Provided that the notice is given as aforesaid, the Tenant shall cooperate with the Landlord in order to allow the Renovation Work to be completed as expeditiously as possible. It is specifically agreed by the Landlord and the Tenant that the Landlord shall not, by reason of exercising its rights pursuant to this Section 6.04, be in default or be deemed to be in default of any covenant or proviso contained in this Lease or at law.

6.05 ACCESS BY LANDLORD - The Tenant shall permit the Landlord to enter the Leased Premises at any time outside normal business hours in case of an emergency and otherwise during normal business hours where such will not unreasonably disturb or interfere with the Tenant's use of the Leased Premises or operation of its business, to examine, inspect and show the Leased Premises for purposes of leasing, sale or financing, to provide Services or make repairs, replacements, changes or alterations as provided for in this Lease and to take such steps as the Landlord may deem necessary for the safety, improvement or preservation of the Leased Premises or the Project. The Landlord shall, whenever possible, consult with or give reasonable notice to the Tenant prior to entry but no such entry shall constitute an eviction or a breach of the Landlord's covenant for quiet enjoyment or entitle the Tenant to any abatement of Rent.

6.06 ENERGY CONSERVATION - The Landlord shall be deemed to have observed and performed its obligations under this Lease, including those relating to the provision of utilities and Services, if in so doing it acts in accordance with a directive, policy or request of an authority having jurisdiction in the field of energy conservation, security or environmental matters.

6.07 SUPERVISION AND EXTENDED SERVICES - The Landlord, if it shall from time to time so elect, shall have the right to supervise the moving of furniture or equipment of the Tenant and (in addition to supervising Tenant's work as provided for in this Lease) to supervise the making of repairs conducted within the Leased Premises and the exclusive right to supervise or make deliveries to the Leased Premises. In addition, and by arrangement with the Tenant, the Landlord may provide extended cleaning or other Services to the Tenant in addition to those normally supplied and referred to in this Lease. In each case, the Landlord's costs and expenses incurred with respect thereto together with a reasonable administration fee shall be paid to the Landlord by the Tenant from time to time promptly upon receipt of invoices from the Landlord.

6.08 LANDLORD'S WORK - The Tenant agrees that it has entered into this Lease on the express understanding that the Landlord's Work in respect of the Leased Premises is limited to the scope delineated as Landlord's Work in Schedule-D and all other improvements to the Leased Premises shall be performed at the sole expense of the Tenant in accordance with the terms of this Lease, including but not limited to Section 7.04 of this Lease.

6.09 CONTROL BY THE LANDLORD - The Tenant agrees that the Landlord shall have control of the Project and, without limiting the generality of anything contained elsewhere in this Lease, the Landlord may make such use of the Common Elements and permit others to make such use of the Common Elements as the Landlord may from time to time determine subject, in the case of use by others, to such terms and conditions and for such consideration as the Landlord may in its discretion determine, provided that such uses do not materially obstruct access to the Leased Premises and the Landlord may close all or any part or parts of the Project to such extent as may, in the opinion of the Landlord or any consultant engaged by the Landlord in that regard, be legally sufficient to prevent a dedication thereof or the accrual of rights therein to any Person or the public.

         ARTICLE 7.00 - PAYMENT FOR SERVICES AND MAINTENANCE, REPAIR AND
                            ALTERATIONS BY THE TENANT

7.01 UTILITIES - In addition to the payment of Tenant's Occupancy Costs and notwithstanding Sections 6.01 and 6.02, the Tenant shall be responsible for the cost of all utilities including electricity supplied to the Leased Premises. The Tenant shall not, without the prior written approval of the Landlord, which may be arbitrarily withheld, install or cause to be installed in the Leased Premises any equipment that will require additional utility usage in excess of that normally required for office premises. If with the Landlord's approval such additional equipment is installed, the Tenant shall be solely responsible for such excess utility usage. If utilities are supplied to the Tenant through a meter common to other tenants in the Project (there being no obligation on the Landlord to install separate meters), the Landlord shall pay the cost of the utilities and will apportion the cost pro rata among the tenants supplied through the common meter, based on all relevant factors including, but not limited to, the hours of use, number and types of lights and electrical equipment and the proportion of each tenant's Rentable Area to the Rentable Area of all tenants to which the common meter relates. Upon receipt of the Landlord's statement of apportionment, the Tenant shall promptly reimburse the Landlord for all amounts apportioned to the Tenant by the Landlord provided that the Landlord may elect by notice to the Tenant to estimate the amount which will be apportioned to the Tenant and require the Tenant to pay that amount in monthly instalments in advance simultaneously with the Tenant's payments of Basic Rent. Notwithstanding the foregoing, and whether the Leased Premises are separately metered or not, the Landlord may purchase in bulk from the utility supplier the aggregate utility requirements of the Project at the applicable rates determined by a single meter on the Project and may, in billing the Tenant for its share of such utility, apply a scale of rates not greater than the current scale of rates at which the Tenant would from time to time be purchasing the whole of its utilities required and consumed in respect of the Leased Premises if the Tenant was purchasing directly from the utility supplier. The Tenant shall upon the Landlord's request install a separate utility meter or meters in the Leased Premises at the Tenant's expense.

In addition to the payments to the Landlord required by this Article 7.00, the Tenant shall pay all rates, charges, costs and expenses as may be assessed or levied by any supplier of utilities to the Tenant other than those supplied by the Landlord.

7.02 LIGHTS, ETC. - In addition to the payment of Tenant's Occupancy Costs and notwithstanding Sections 6.01 and 6.02, the Tenant shall pay to the Landlord monthly in advance, with its payments of Basic Rent, a reasonable amount as determined by the Landlord in respect of replacement of Building standard fluorescent tubes, light bulbs and ballasts in the Leased Premises on a periodic basis or as required from time to time and the costs of cleaning, maintaining and servicing of the electrical light fixtures in the Leased Premises.

7.03 HEATING, VENTILATION AND AIR CONDITIONING - In addition to the payment of Tenant's Occupancy Costs and notwithstanding Section 6.01 and 6.02, the Tenant shall be responsible for the cost of all heating, ventilation and air conditioning required in the Leased Premises or any part thereof in excess of that required to be provided by the Landlord under Section 6.02(d). If at any time during the Term the Landlord shall determine that the cost of the heating, ventilation and air conditioning required in the Leased Premises or any part thereof is in excess of that normally required in other parts of the Building which are used for normal office purposes, the Landlord may deliver to the Tenant a statement in writing setting out the cost of the excess and upon receipt of the statement from time to time, the Tenant shall promptly reimburse the Landlord for the amount shown in the statement as attributable to the Leased Premises.

7.04 ALTERATIONS BY TENANT - The Tenant may from time to time at its own expense make changes, additions and improvements to the Leased Premises to better adapt the same to its business, provided that any change, addition or improvement shall:

         (a) comply with the requirements of the Landlord's insurers and any governmental or municipal authority having jurisdiction;

         (b) be made only after detailed plans and specifications therefor have been submitted to the Landlord and received the prior written consent of the Landlord, and the Tenant acknowledges that the Landlord's consent does not mean that any alterations made by the Tenant to the Leased Premises pursuant to this Section 7.04, comply with any municipal by-laws or any other applicable laws, by-laws, codes or requirements; all costs incurred with respect to such approval to be at the expense of the Tenant. Any changes, additions and/or improvements affecting the Building's electrical, mechanical and/or structural components shall only be performed by contractors selected by the Landlord ("Landlord's Contractors"). A list of Landlord's Contractors is available upon request;

         (c) equal or exceed the then current standard for the Building;

         (d) be carried out in a good and workmanlike manner and only by Persons selected by the Tenant and approved in writing by the Landlord who shall, if required by the Landlord, deliver to the Landlord before commencement of the work, performance and payment bonds as well as proof of workers' compensation and public liability and property damage insurance coverage, with the Landlord named as an additional insured, in amounts, with companies and in a form reasonably satisfactory to the Landlord, which shall remain in effect during the entire period in which the work will be carried out; and

         (e) be made only after the Tenant has provided to the Landlord evidence of all requisite permits and licenses and any other information reasonably required by the Landlord.

7.05 TENANT'S FIXTURES AND PERSONAL PROPERTY - The Tenant may install in the Leased Premises its usual fixtures and personal property in a proper manner; provided that no installation or repair shall interfere with or damage the mechanical or electrical systems or the structure of the Building. If the Tenant is not then in default hereunder, the fixtures and personal property installed in the Leased Premises by the Tenant may be removed by the Tenant from time to time in the ordinary course of the Tenant's business or in the course of reconstruction, renovation or alteration of the Leased Premises by the Tenant, subject to the provisions of Article 14 of this Lease, and provided that the Tenant promptly repairs at its own expense any damage to the Leased Premises and the Building resulting from the installation and removal and provided further that in the event of removal of fixtures the Tenant shall promptly replace such fixtures with fixtures of equal or greater quality and value.

7.06 MAINTENANCE, REPAIR AND INSPECTION - Except to the extent that the Landlord is specifically responsible therefor under this Lease, the Tenant, at its cost, shall maintain repair, and replace the Leased Premises, all Leasehold Improvements and all apparatus therein in good order and condition, and in compliance with the requirements of all authorities having jurisdiction including without limitation:

         (a) keeping the Leased Premises and the immediate surrounding area in a clean and tidy condition and free of debris and garbage;

         (b) repainting and redecorating the Leased Premises and cleaning and maintaining drapes and carpets at reasonable intervals as reasonably required by the Landlord;

         (c) making repairs and replacements as needed to the Leased Premises including, without limitation, to glass, plate glass, doors, hardware, partitions, walls, fixtures, lighting and plumbing fixtures, wiring, piping, ceilings, floors and thresholds in the Leased Premises; and

         (d) keeping the Leased Premises in such condition as to comply with the requirements of any authority having jurisdiction.

The Landlord may from time to time enter upon the Leased Premises:

         (a) to inspect the Leased Premises and their condition; and

         (b) to inspect any work being done by the Tenant both during the course of such work and following completion thereof.

If the Landlord or its agents shall determine that the work being done by the Tenant is in breach of this Lease or fails to comply with the requirements of this Lease in any respect, the Tenant shall forthwith remedy such breach or failure to comply and shall desist from continuing the same. The Tenant shall, at its own cost, make good any deficiency in such work and remedy any failure to comply with the requirements of this Lease.

7.07 FAILURE TO MAINTAIN - If the Tenant fails to perform any obligation under this Article 7.00, then on not less than five days notice to the Tenant, the Landlord may enter the Leased Premises and perform the obligation without liability to the Tenant for any loss or damage thereby incurred. The Tenant shall promptly after receiving the Landlord's invoice therefor reimburse the Landlord for all costs incurred by the Landlord in performing the obligation plus 20 percent of the cost for overhead and supervision.

7.08 LIENS - Tenant shall pay promptly when due all costs for work done or caused to be done or goods affixed by Tenant in the Leased Premises which could result in any lien or encumbrance on Landlord's interest in the Project or any part thereof, or the filing or registration of any security interest or notice thereof, shall keep the title to the Project, including every part thereof and the Leasehold Improvements, free and clear of any such lien, encumbrance or security interest or notice thereof and shall indemnify and hold harmless
Landlord against any Claims arising out of the supply of goods, materials, services or labour for the work. Tenant shall immediately notify Landlord of any lien, encumbrance, claim of lien, security interest, or notice thereof or other action of which it has, or reasonably should have, knowledge and which affects the title to the Project or any part thereof and, except for those contemplated by Section 15.25, shall cause the same to be removed within 5 business days (or such additional time as Landlord may consent to in writing), failing which Landlord may take such action as Landlord deems necessary to remove same and the entire cost thereof shall immediately become due and payable by Tenant to Landlord. Tenant shall not affix or cause to be affixed to the Project any goods acquired under conditional sale or with respect to which any lien encumbrance or security interest exists. Landlord may from time to time post such notices in such places on the Leased Premises as Landlord considers advisable to prevent or limit the creation of any liens upon the Project or any part thereof.

7.09 ROOF - The Tenant shall not be entitled to install upon the roof of the Building any equipment except as consented to in writing by the Landlord, which consent may be arbitrarily withheld, but if given shall be subject to whatever conditions the Landlord, in its sole discretion, deems necessary in the circumstances.

                              ARTICLE 8.00 - TAXES

8.01 TAXES PAYABLE BY LANDLORD - The Landlord shall pay promptly when due any tax, rate, levy, assessment, fee and other charge (except for those payable by the Tenant under Section 8.02) which is imposed, levied, assessed or charged by a taxing or other authority having jurisdiction and which is payable in respect of the Term or any part thereof upon or on account of the Project.

8.02 TAXES PAYABLE BY TENANT - The Tenant shall pay promptly when due every tax, rate, levy, assessment, fee and other charge which is imposed, levied, assessed or charged to, upon or for the account of the Tenant, the Landlord or the Leased Premises or the Project or any part thereof by a taxing authority having jurisdiction and which is payable upon or on account of:

          (a) operations at, occupancy of, or conduct of business in and from the Leased Premises;

          (b) fixtures, Leasehold Improvements or personal property in the Leased Premises; and the Tenant shall on request furnish the Landlord with receipts for payments of such taxes, within five (5) business days of the Landlord's request provided that if the Landlord so elects by notice to the Tenant, the Tenant shall add any amounts payable under this Section 8.02 to the instalments of Rent payable under
          Section 4.01 in a manner reasonably determined by the Landlord, and the Landlord shall remit the amounts to the appropriate authorities.

8.03 TAX INCREASES ATTRIBUTABLE TO TENANT - If any Property taxes in respect of the Leased Premises or Project are greater than they otherwise would have been by reason of the constitution or ownership of the Tenant, the use of the Leased Premises by the Tenant. the school support of the Tenant, or any other reason peculiar to the Tenant, the portion of such Property taxes in each year attributable to such reason, as determined by the Landlord, shall be paid by the Tenant to the Landlord at least fifteen (15) days prior to the due date for payment thereof by the Landlord, and in addition to Property Taxes and other taxes otherwise payable by the Tenant under this Lease.

8.04 G.S.T. - The Tenant shall pay to the Landlord the amount of all G.S.T. accruing due with respect to Rent at the time the Rent is due and payable to the Landlord under this Lease. The Tenant's obligation to pay G.S.T. under this Section shall not be limited or precluded by any limitation contained in this Lease upon the Landlord's right to recover or receive payment from the Tenant of taxes upon Landlord's income or profits or otherwise.

8.05 LANDLORD'S ELECTION - Notwithstanding that any tax, rate, levy, assessment, fee or other charge (including without limitation, any of the foregoing payable by the Tenant under Section 8.02) may be separately imposed, levied, assessed or charged by the appropriate authority for or in respect of the Leased Premises and other portions of the Project, the Landlord may elect that such tax, rate, levy, assessment. fee or other charge shall be added to Operating Costs and the Landlord may in its absolute discretion allocate such amounts amongst tenants of the Building and the amount allocated to the Tenant shall form part of the Tenant's Occupancy Costs.

8.06 RIGHT TO CONTEST - Each of the Landlord and Tenant (provided the Tenant is legally entitled to do so) shall have the right to contest in good faith the validity or amount of any tax. rate, levy, assessment, fee or other charge which. in the case of the Landlord, the Landlord is responsible to pay under this Article 8.00 and which, in the case of the Tenant, the Tenant is responsible to pay under Section 8.02. The Landlord may defer payment of any amount payable by it pursuant to this Article 8.00 and the Tenant may. upon notice to the Landlord, defer payment of any amount payable by it pursuant to
Section 8.02, in each case to the extent permitted by law; provided that no contest by the Tenant shall involve the possibility of forfeiture, sale or disturbance of the Landlord's interest in the Leased Premises or the imposition of any penalty or interest, charge or lien and that, upon the final determination of any contest by the Tenant, the Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest. If as a result of any contest by the Tenant, any tax, rate, levy, assessment, fee or other charge is increased, the Tenant shall be responsible for the full amount of such increase in respect of the period to which the contest relates and to any subsequent tax periods which commence during the Term.

Tenant shall not contest any amounts payable by it under Section 8.02 or appeal any assessment therefor except as follows:

         (a) Tenant will deliver to Landlord any notices of appeal or other like instrument and obtain Landlord's consent thereto, which consent will not be unreasonably withheld, before filing the same;

         (b) Tenant will deliver whatever security Landlord reasonably requires;

         (c) Tenant will promptly and diligently prosecute the contest or appeal at its sole expense; and

         (d) Tenant will keep Landlord fully informed thereof.

                     ARTICLE 9.00 - INSURANCE AND LIABILITY

9.01 LANDLORD'S INSURANCE - During the Term, the Landlord shall place insurance coverage on and with respect to the Project, which coverage shall include the following, if available at reasonable cost in the opinion of the Landlord:

         (a) all risks insurance for the full reconstruction value of the Project as determined by the Landlord;

         (b) as an extension to the insurance maintained pursuant to Subsection 9.01(a), insurance on the rental income derived by the Landlord from the Project on a gross rental income form with a period of indemnity of not less than the period as estimated by the Landlord from time to time which would be required to rebuild and, if necessary, to re-tenant the Project in the event of the complete destruction thereof:

         (c) comprehensive boiler and machinery insurance, including repair or replacement and rental income coverages, if applicable;

         (d) plate glass insurance (not including plate glass fronting or within the Leased Premises) if deemed appropriate by Landlord;

         (e) bodily injury and property damage liability insurance; and

         (f) such other insurance which is or may become customary or reasonable for owners of projects similar to the Project to carry in respect of loss of, or damage to, the Project or liability arising therefrom.

The insurance referred to in this Section shall be carried in amounts determined reasonably by the Landlord and shall be obtained from a company or companies and be of a type and form satisfactory to the Landlord. The insurance shall be written in the name of the Landlord with loss payable to the Landlord and to any mortgagee (including any trustee under a deed of trust and mortgage) of the Project from time to time if required by the Landlord. The policies of insurance referred to in Subsections 9.01(a), (b) and (c) shall contain a waiver of the insurer's right of subrogation as against the Tenant if obtainable. The Landlord hereby waives its right of recovery against the Tenant, its employees and those for whom the Tenant is in law responsible with respect to occurrences required to be insured against by the Landlord hereunder.

Notwithstanding any contribution by the Tenant to insurance premiums as provided for in this Lease, no insurable interest is conferred upon the Tenant under policies carried by the Landlord. Except as specifically provided in this Lease, the Landlord shall in no way be accountable to the Tenant regarding the use of the insurance proceeds arising from any Claim. Nothing contained in this Lease shall require the Landlord to insure any of the Tenant's equipment or stock, or any other property owned or brought into the Leased Premises by the Tenant whether affixed to the Building or not, or the Leasehold Improvements.

9.02 TENANT'S INSURANCE - At its own expense the Tenant shall take out and thereafter maintain in force at all times during the Term insurance policies as follows:

         (a) all risks insurance on Leasehold Improvements and on all other property of every description, nature and kind owned by the Tenant or for which the Tenant is legally liable, which is installed, located or situate within the Leased Premises or elsewhere in the Project, including without limitation, all inventory or stock-in-trade, in an amount not less than the full replacement cost thereof without deduction for depreciation: such insurance shall be subject to a replacement cost endorsement and shall include a stated amount co-insurance clause and a breach of conditions clause; any dispute as to the amount of replacement cost shall be settled by the Landlord or by a consultant appointed by the Landlord at Tenant's cost:

         (b) comprehensive or commercial general bodily injury and property damage liability insurance in the minimum amount of $3,000.000 and in a form satisfactory to the Landlord and including the following extensions: owners and contractors protective; products and completed operations; personal injury; occurrence basis property damage; blanket contractual; and non-owned automobile; such insurance shall include the Landlord and the Landlord's agent as additional named insureds, and shall protect the Landlord and the Landlord's agent in respect of claims by the Tenant as if the Landlord and the Landlord agent were separately insured: such insurance shall also include cross liability and severability of interest clauses; and shall provide standard coverage with respect to Pollutants as is found in a standard liability insurance policy in effect as at the commencement of the Term;

         (c) comprehensive boiler and machinery insurance including repair or replacement endorsement in an amount satisfactory to the Landlord and providing coverage with respect to all objects introduced into the Leased Premises by or on behalf of the Tenant or otherwise constituting Leasehold Improvements;

         (d) plate glass insurance on and external glass within or fronting the Leased Premises; the Tenant shall self- insure for all internal glass within the Leased Premises;

         (e) business interruption insurance providing all risks coverage with a period of indemnity of not less than 12 months and subject to a stated amount co-insurance clause; and

         (f) any other form of insurance in such amounts and against such risks as the Landlord may from time to time reasonably require.

The insurance policies referred to in this Section shall be subject to such higher limits as the Tenant, or the Landlord acting reasonably, or any mortgagee of the Landlord's interest in the Project may require from time to time and against such additional risks and in such amounts as a prudent tenant would insure. The policies of insurance referred to in Sub-Sections 9.02(a), (c), (d),
(e), and (f) shall contain a waiver of the insurer's right of subrogation as against Landlord if obtainable. Tenant hereby waives its right of recovery against Landlord, its employees and those for whom Landlord is in law responsible with respect to occurrences required to be insured against by Tenant hereunder. Any deductibles in the Tenant's insurance policies shall be borne by Tenant and shall not be recovered or attempted to be recovered from Landlord. In addition, all such policies shall be non-contributing with, and will apply only as primary and not excess to, any insurance proceeds available to the Landlord. Any and all deductibles shall be subject to the prior written approval of the Landlord and shall be at the expense of the Tenant.

The Tenant shall provide to the Landlord at the commencement of the Term and as soon as possible prior to the renewal of all insurance referred to in this
Section 9.02. and promptly at any time upon request either, at the option of the Landlord, certified copies of insurance policies or a certificate of insurance, in a form standard in the insurance industry, evidencing the insurance coverages maintained by the Tenant in accordance with this Section 9.02. The delivery to the Landlord of a certificate of insurance or a certified copy of an insurance policy or any review thereof by or on behalf of the Landlord shall not limit the obligation of the Tenant to provide and maintain insurance pursuant to this
Section 9.02 or derogate from the Landlord's rights if the Tenant shall fail to fully insure, in accordance with this Lease.

All policies of insurance placed under this Section shall be placed with a company or companies reasonably satisfactory to the Landlord. All policies shall provide that the insurance shall not be cancelled or changed to the prejudice of the Landlord without at least 30 days prior written notice given by the insurer to the Landlord.

9.03 PLACEMENT OF THE TENANT'S INSURANCE BY THE LANDLORD - If the Tenant fails to place or maintain all or any of the insurance coverages referred to in
Section 9.02, the Landlord may, at its option, place all or any part of such insurance in the name of or on behalf of the Tenant and the Tenant shall pay to the Landlord upon demand all costs incurred by the Landlord in so doing including, without limitation, the premium or premiums for such insurance together with Landlord's administrative fee of 15% of such premium.

9.04 DANGEROUS USE - The Tenant shall not do, omit or permit anything which will increase the cost of the Landlord's insurance or render any insurance on or relating to the Project subject to cancellation; and the Tenant shall pay to the Landlord upon demand the amount of any increase in the cost of insurance caused by anything so done, omitted or permitted. the Tenant shall forthwith upon request comply with the requirements of Landlord's insurers, cease any activity complained of and make good any circumstance which has caused any increase in insurance premiums or the cancellation of any insurance policy.

9.05 LIMITATION OF LANDLORD'S LIABILITY - Landlord, its agents and employees shall not be liable under any circumstances for (a) any damage to the Leased Premises or any property located therein, or being delivered thereto or therefrom, caused by any latent defect or by steam, water, rain or snow which may leak into, issue or flow from, any part of the Project including, without limitation, the Leased Premises or (b) any damage caused by or attributable to the condition or arrangement of any electrical or other wiring or (c) any damage caused by anything done or omitted to be done by any other tenant of the Project or (d) damage caused by interruption or failure of any utility including elevator or escalator service or (e) any damage resulting from the exercise of the Landlord's control over the Project or any part thereof or (f) any damage however caused to merchandise, equipment (including, without limitation, computer software and the information stored therein), stock-in-trade, books, records, files, money, securities, negotiable instruments, papers or other valuables.

9.06 INDEMNITY - the Tenant shall indemnify and save harmless the Landlord and its agents and employees from any and all Claims growing or arising out of:

         (a) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed and performed;

         (b) any damage to property in or about the Leased Premises; and

         (c) any injury or damage to any Person or Persons (including death resulting at any time therefrom) occurring in the Leased Premises or as a result of the business, acts or omissions of the Tenant or any other Person authorized or permitted by the Tenant to occupy the Leased
         Premises or any part thereof or any of its respective employees, agents, contractors or visitors;

         (d) any legal or administrative action commenced by, or claim made by or notice from, any third party, including, without limitation, any government authority, to or against the Landlord and pursuant to or under Environmental Laws or concerning a release or alleged release of a Pollutant at the Leased Premises into the environment, and related to or as a result of the operations of the Tenant or those acting under its authority or control at the Leased Premises. - see Rider Page 18--A

9.07     ENVIRONMENTAL ISSUES

         (1) LANDLORD'S REQUIREMENTS - The Tenant shall bring into or allow to be present in the Leased Premises or Project only those Pollutants set out in Schedule H hereto. The Tenant shall notify the Landlord in writing of any proposed changes to Schedule H and the Tenant must receive the Landlord's prior written consent to any such changes, which consent may be arbitrarily withheld.

         (2) TENANTS INSPECTION OF GOODS - The Tenant shall inspect all goods delivered to the Leased Premises and will ensure that no Pollutant is brought into the Leased Premises or the Project by or for the Tenant or by or for those for whom the Tenant is in law responsible except in each case pursuant to and in accordance with subsection 9.07 (1) or with the Landlord's prior written consent. The Tenant shall at its own cost cause any goods, the nature of which is not known to the Tenant with certainty, to be tested by a qualified Person to determine whether they are or contain any Pollutant before accepting the same, or permitting the same to be accepted, into the Leased Premises or on the Project. If the Tenant is found to be in breach of the requirements of this subsection 9.07(2), the Landlord may, on behalf of the Tenant, rectify such breach and the Tenant shall promptly reimburse the Landlord for the cost of any test, analysis or inspection of goods in the Leased Premises or the Project which are, or which the Landlord has reason to suspect, may be or contain a Pollutant.

         (3) GOVERNMENTAL REQUIREMENTS - If any governmental authority having jurisdiction shall require the clean-up of any Pollutant held, released, abandoned or placed upon the Leased Premises or the Project or released into the environment by the Tenant or any Person for whom it is in law responsible or over whom the Tenant may reasonably be expected to exercise authority or control, or in the course of the use, occupancy or conduct of business in the Leased Premises, then the Tenant shall, at its own expense, carry out all required work and shall provide to the Landlord full information with respect to all such work and comply with the Landlord's reasonable requirements with respect to such work. The Tenant agrees that if the Landlord reasonably determines that the Landlord, its property, its reputation or the Project is placed in any jeopardy by the requirement for any such work, the Landlord may itself undertake such work or any part thereof at the cost and expense of the Tenant.

         (4) ENVIRONMENTAL GUARANTEE - In addition to and without restricting any other obligations or covenants herein, the Tenant covenants that it will:

         (a) comply in all material respects with all Environmental Laws (including, but not limited to, obtaining any required permits, licences or similar authorizations) relating to the Leased Premises or the Project or the use of the Leased Premises or the Project by the Tenant; and

         (b) promptly notify the Landlord in writing of any charges laid by any governmental authority alleging violation of any Environmental Laws, including but not limited to spills or releases of Pollutants, relating to the Leased Premises or Project or the operations therein of the Tenant or any Person for whom it is in law responsible or over whom the Tenant may

                                 RIDER PAGE 18-A


9.06A Indemnity - The Landlord shall indemnify and save harmless the Tenant and its agents and employees from any and all Claims growing or arising out of:

         (a) any breach. violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Landlord to be fulfilled, kept, observed and performed;

         (b) any damage to property in or about the Building excluding the Leased Premises and premises in the Building leased to other tenants;

         (c) any injury to any Person or Persons (including death resulting at any time therefrom) occurring in the Building excluding the Leased Premises and premises in the Building leased to other tenants or as a result of the business, acts or omissions of the Landlord or any other Person authorized or permitted by the Landlord to occupy the Building or any part thereof excluding the Leased Premises and premises in the Building leased to other tenants; and

         (c) any legal or administrative action commenced by, or claim made by or notice from, any third party, including, without limitation, any government authority, to or against the Tenant and pursuant to or under Environmental Laws concerning a release of a Pollutant at the Building excluding the Leased Premises and premises in the Building leased to other tenants into the environment, and related to or as a result of the operations of the Landlord or those acting under its authority or control at the Building excluding the Leased Premises and premises in the Building leased to other tenants.

         reasonably be expected to exercise authority or control, and of any notice by any governmental authority alleging or concerning violation of, or imposing requirements or asserting responsibility under, or pursuant to, any Environmental Laws, and of any order made by any governmental authority against the Tenant. The Tenant shall also promptly notify the Landlord in writing of any notice received by it from any other third party concerning any release or alleged release of any Pollutants from the Leased Premises and/or Project. The Tenant undertakes to notify the appropriate regulatory authorities if so required under any Environmental Law within the time period set out in such law and failure by the Tenant to do so shall authorize but not obligate the Landlord to notify the regulatory authorities; and

         (c) permit the Landlord to enter and inspect the Leased Premises and the operations conducted therein; conduct tests and environmental assessments or appraisals; remove samples from the Leased Premises; examine and make abstracts from and copies of any documents or records relating to the Leased Premises; and interview the Tenants employees; all at such reasonable times and intervals as the Landlord may desire; and

         (d) not cause or permit a release at or from the Leased Premises of any Pollutant except in compliance with Environmental Laws and not seek or permit at any time during the Term of this Lease to dispose of any Pollutant in the Leased Premises and/or Project without the prior written approval of the Landlord to do so; and

         (e) not permit any Person to engage in any activity on the Leased Premises that may reasonably be anticipated to lead to a violation of any Environmental Laws or the imposition or assertion of liability or responsibility under any Environmental Laws on such Person, the Tenant or the Landlord, including without limitation, the issuance of an order; and

         (f) upon expiration or termination of the Lease or any renewal thereof, remove any aboveground or underground storage tanks, pipes and other equipment associated with the tanks, installed at the Leased Premises by or on behalf of, or used by, the Tenant, including but not limited to removal of any product which is in or has escaped from any such tank or associated equipment, but excluding any tanks, pipes and associated equipment belonging to the Landlord unless removal of same is required by the Landlord; and

         (g) promptly provide to the Landlord a copy of any environmental site assessment or investigation of the Leased Premises conducted by or for the Tenant at any time during the Term of the Lease or any renewal thereof and the Tenant shall, at the reasonable request of the Landlord, retain environmental consultants approved by the Landlord, to carry out an environmental site assessment of the Leased premises including such additional investigations as the environmental consultant may recommend upon completing a preliminary assessment or Phase I assessment, all of which shall be at the cost of the Tenant; and

         (h) maintain all environmental and operating documents and records, including but not limited to permits relating to the operations at the Leased Premises of the Tenant or any Person for whom it is in law responsible or over whom, the Tenant may reasonably be expected to exercise authority or control, which may be reviewed by the Landlord at any time during the Term on twenty-four (24) hours prior written notice (excepting emergencies, whether real or perceived, in which case no prior notice shall be required); and

         (i) if requested by the Landlord provide the Landlord with written confirmation of any prior or existing spills of Pollutants, non-compliance issues, notices, violations, orders or charges caused by the Tenant or alleged, laid or issued against the Tenant by any governmental authority.

         (5) GENERAL REQUIREMENTS

         (a) Pollutants - If, subject to Subsections (1) and (2), the Tenant shall bring or create upon the Project or the Leased Premises any Pollutants or if the conduct of the Tenant's business shall cause there to be any Pollutants upon the Project or the Leased Premises then, notwithstanding any statute or rule of law to the contrary, such Pollutants shall be and remain the sole and exclusive property of the

         Tenant and shall not become the property of the Landlord notwithstanding the degree of affixation of the Pollutants or the goods containing the Pollutants to the Leased Premises or the Project and, notwithstanding the expiry, repudiation, disclaimer or earlier termination of this Lease, and at the option of the Landlord, any substance contaminated by such Pollutants shall become the property of the Tenant and the Tenant, or at the Landlord's option, the Landlord, shall remove such Pollutants and, if directed by the Landlord, any substance contaminated by such Pollutants from the Project and make good any damage done in so doing; all at the cost and expense of the Tenant and upon terms and conditions approved by the Landlord.

         (b) Survival of Covenants etc. - The obligations of the Tenant hereunder relating to Pollutants shall survive any assignment, expiry, repudiation, disclaimer or earlier termination of this Lease. To the extent that the performance of those obligations requires access to or entry upon the Leased Premises or the Project or any part thereof the Tenant shall have such entry and access after such expiry, repudiation, disclaimer or earlier termination only at such times and upon such terms and conditions as the Landlord may reasonably from time to time specify.

         The Landlord may, at the Tenant's cost and expense, itself or by its agents, servants, employees, contractors and subcontractors, undertake the performance of any necessary work in order to complete such obligations of the Tenant; but having commenced such work, the Landlord shall have no obligation to the Tenant to complete such work.

         This Subsection 9.07(5)(b) supersedes any other provision of this Lease to the contrary.

                           ARTICLE 10.00 - DAMAGE AND DESTRUCTION

10.01 LIMITED DAMAGE TO LEASED PREMISES, ACCESS OR SERVICES - If during the Term, the Leased Premises or any part thereof, or other portions of the Building providing access or Services essential to the Leased Premises, shall be destroyed or damaged by any hazard against which the Landlord is obligated to insure or has insured hereunder, the Landlord, if permitted by law so to do, shall proceed with reasonable diligence to rebuild and restore or repair the Leased Premises or comparable premises or such access routes, or Service systems, as the case may be, in conformance with current laws but only to the extent of insurance proceeds received. The covenants of the Tenant to repair shall not include any repairs of damage required to be made by the Landlord under this Section 10.01. Rent payable by the Tenant from the date of such damage or destruction to the date of substantial completion of the Landlord's work as determined by the Landlord's architect or engineer or availability of access or Services, as the case may be, shall abate to the extent of all amounts attributable to the Tenant which the Landlord may receive from loss of rental insurance. If less than all of the Leased Premises is destroyed or damaged as contemplated in this Section 10.01, Rent payable by the Tenant shall abate from the date of such damage or destruction to the date of substantial completion of the Landlord's work in the same proportion as the Rentable Area of the Leased Premises so damaged or destroyed is of the total Rentable Area of the Leased Premises.

10.02 MAJOR DAMAGE TO LEASED PREMISES - Notwithstanding anything in this Lease contained, if in the opinion of the Landlord's architect or engineer given within 30 business days of the happening of damage or destruction, the Leased Premises shall be damaged or destroyed by any hazard against which the Landlord is obligated to insure or has insured as provided for hereunder to the extent that the Leased Premises shall be incapable of being rebuilt or repaired or restored with reasonable diligence within six months after the occurrence of such damage or destruction, then the Landlord may, at its option, terminate this Lease by notice in writing to the Tenant given within 15 days after the giving of the opinion by the Landlord's architect or engineer. If notice is given by the Landlord under this Section 10.02, then this Lease shall terminate from the date of such damage or destruction and the Tenant shall immediately surrender the Leased Premises and all interest therein to the Landlord and the Rent shall be apportioned and shall be payable by the Tenant only to the date of such damage or destruction and the Landlord may thereafter re-enter and repossess the Leased Premises.

10.03 DAMAGE TO BUILDING - Notwithstanding that the Leased Premises may not be affected, if in the opinion or determination of the Landlord or the Landlord's architect or engineer, as the case may be in each instance herein, rendered within 30 business days of the happening of damage or destruction, the Building shall be damaged or destroyed to the extent that any one or more of the following conditions exist:

         (i) in the reasonable opinion of the Landlord the Building must be totally or partially demolished, whether or not to be reconstructed in whole or in part; or

         (ii) in the opinion of the Landlord's architect or engineer the Building shall be incapable of being rebuilt or repaired or restored with reasonable diligence within six months after the occurrence of such damage or destruction; or

         (iii) any tenant of the Building which, in the Landlord's absolute discretion, is a major tenant of the Building becomes entitled to terminate its lease as a result of such damage or destruction; or

         (iv) more than 35% of the Rentable Area of the Building is damaged or destroyed as determined by the Landlord's architect or engineer; or

         (v) if any or all of the heating, ventilating, air conditioning, electrical, mechanical or elevator systems in the Building are damaged or destroyed as determined by the Landlord's architect or engineer;

then the Landlord may at its sole option terminate this Lease by notice in writing to the Tenant given within 15 days after the rendering of the opinion or determination by the Landlord or the Landlord's architect or engineer as the case may be. If notice is given by the Landlord under this Section 10.03, then this Lease shall terminate from the date of such notice and the Tenant shall immediately surrender the Leased Premises and all interest therein to the Landlord and the Rent shall be apportioned and shall be payable by the Tenant only to the date of such notice and the Landlord may thereafter re-enter and repossess the Leased Premises. If the Building is damaged to the extent described in this Section 10.03 and the Landlord does not terminate this Lease, the Landlord will rebuild or repair the Building to base building standards. but the rebuilt or repaired Building may be different in configuration and design from that comprising the Project prior to the damage or destruction.

10.04 EXPROPRIATION - If at any time during the Term the whole or any part of the Leased Premises shall be taken by any lawful power or authority by the right of Expropriation, the Landlord may, at its option, give notice to the Tenant of termination of this Lease either in its entirety or only insofar as it affects the part of the Leased Premises taken by the lawful power or authority by right of Expropriation, on the date when the Tenant or the Landlord is required to yield up possession thereof to the Expropriating authority. Upon such termination, or upon termination by operation of law, as the case may be, the Tenant shall immediately surrender the Leased Premises or the part of the Leased Premises taken by the Expropriating authority, as the case may be, and all its interest therein, and the Rent shall abate and be apportioned to the date of termination and the Tenant shall forthwith pay to the Landlord the apportioned Rent and all other amounts which may be due to the Landlord up to the date of termination. The Tenant shall have no claim upon the Landlord for the value of its property or the unexpired Term, but the parties shall each be entitled separately to advance their claims for compensation for the loss of their respective interests in the Leased Premises so taken, and the parties shall each be entitled to receive and retain such compensation as may be awarded to each respectively. However, to the extent that a part of the Project other than the Leased Premises is Expropriated the full proceeds paid or awarded will belong solely to the Landlord. The Tenant will assign to the Landlord any rights its might have or acquire in respect of the proceeds or awards and will execute those documents that the Landlord reasonably requires in order to give effect to this intention.

Where used in this Section 10.04 "Expropriation" means expropriated by a governmental or municipal authority, or transferred, conveyed or dedicated in contemplation of a threatened expropriation and "Expropriated" and "Expropriating" have corresponding meanings.

10.05 NO ABATEMENT - Except as specifically provided in this Article 10.00, there shall be no abatement of Rent and the Landlord shall have no liability to the Tenant by reason of any injury to, loss of or interference with the Tenants business or property arising directly or indirectly from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom or to any portion of the Building or the Leased Premises.

10.06 NOTIFY LANDLORD - The Tenant shall immediately notify the Landlord or its representative in the Project of any accidents or defect in the Project, the Leased Premises or any systems thereof and, as well, of any matter or condition which may cause injury or damage to the Project or any person or property located therein.

                             ARTICLE 11.00 - DEFAULT

11.01 INTEREST -The Tenant shall pay monthly to the Landlord interest at a rate per annum equal to the lesser of the Prime Rate plus five per cent and the maximum rate permitted by applicable law upon all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied.

11.02 COSTS OF ENFORCEMENT - The Tenant shall indemnify the Landlord against all costs and charges (including legal fees on a solicitor and his own client basis) reasonably incurred either during or after the Term in enforcing payment of Rent hereunder and in obtaining possession of the Leased Premises after default of the Tenant or upon expiration or earlier termination of this Lease or in enforcing any covenant, proviso or agreement of the Tenant herein contained. All such costs and charges shall be paid by the Tenant to the Landlord forthwith upon demand.

11.03 PERFORMANCE OF TENANT'S OBLIGATIONS - All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by the Tenant, at the Tenant's sole cost and expense, and without any abatement of Rent. If the Tenant fails to perform any act to be performed by it hereunder, then, in the event of an emergency, real or apprehended, or if the failure continues for ten days following notice thereof, the Landlord may (but shall not be obligated to) perform the act without waiving or releasing the Tenant from any of its obligations relative thereto. All sums paid and costs incurred by the Landlord in so performing the act, plus twenty percent (20%) of the cost for overhead and supervision together with interest thereon at the rate set out in
Section 11.01 from the date payment was made or such cost incurred by the Landlord, shall be payable by the Tenant to the Landlord on demand.

11.04 EVENTS OF DEFAULT - If and whenever:

         (a) all or any part of the Rent hereby reserved is not paid when due within 5 days after notice has been given to the Tenant; or

         (b) the Term or any goods, merchandise, stock in trade, chattels or equipment of the Tenant or any Indemnifier is or are seized or taken or exigible in execution or in attachment or if a creditor takes possession thereof or if a writ of execution is issued against the Tenant or any Indemnifier; or

         (c) the Tenant or any Indemnifier or any Person bound to perform the obligations of the Tenant hereunder either as guarantor or indemnifier or as one of the parties constituting the Tenant, takes steps in furtherance of or suffers any order to be made for its winding-up or other termination of its corporate existence or becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver or receiver/manager shall be appointed for all or any part of the business, property, affairs or revenues of the Tenant or such Indemnifier or Person; or

         (d) the Tenant makes a bulk sale of its goods or moves or commences, attempts or threatens to move its goods, chattels and equipment, or any of them, out of the Leased Premises (other than in the normal course of its business) or ceases to conduct business from the Leased Premises; or

         (e) the Tenant fails to move into or take possession of the Leased Premises or vacates or abandons the Leased Premises in whole or in part or fails to actively carry on business therein; or

         (f) the Tenant or any indemnifier fails to observe, perform and keep each and every covenant, agreement, provision, stipulation and condition herein contained to be observed, performed and kept by the Tenant or Indemnifier (other than payment of Rent) and persists in the failure after ten (10) days notice by the Landlord requiring the Tenant to remedy, correct, desist or comply (or if any breach would reasonably require more than ten (10) days to rectify, unless the Tenant commences rectification within the 10 day notice period and thereafter promptly, effectively and continuously proceeds with the rectification of the breach); or

         (g) any Transfer (as defined in Section 12.01) occurs except as permitted by and in accordance with Article 12.00; or

         (h) any Pollutant is present in the Leased Premises without the prior written consent of the Landlord or otherwise than in compliance with all terms and conditions imposed by the Landlord in giving its consent thereto; or

         (i) a report or statement required from the Tenant under this Lease is false or misleading except if it results from an innocent clerical error as determined by the Landlord; or

         (j) any policy of insurance taken out by either Landlord or Tenant with respect to the Project shall be cancelled by reason of any act or omission of Tenant; or

         (k) Tenant fails to observe and perform the Rules and Regulations; or

         (l) the use of the Leased Premises is not in accordance with that set out in item no. 9 of the Term Sheet;

then the Landlord  shall be entitled to any or all of those  remedies set out in
Section 11.05. Each of the foregoing circumstances constitutes an "Event of Default" for the purposes of this Lease.

11.05 REMEDIES ON DEFAULT - Upon the happening of an Event of Default the Landlord may, at its option, and in addition to and without prejudice to all rights and remedies of the Landlord available to it either by any other provision of this Lease or by statute or the general law:

         (a) be entitled to the full amount of the current month's and the next ensuing three months instalments of Rent which shall immediately become due and payable and the Landlord may immediately distrain for the same, together with any arrears then unpaid;

         (b) without notice or any form of legal process, forthwith re-let or sublet the Leased Premises or any part or parts thereof for whatever term or terms and at whatever rent and upon whatever other terms, covenants and conditions Landlord considers advisable including, without limitation, the payment or granting of inducements all on behalf of Tenant; and on each such re-letting or subletting the rent received by Landlord therefrom will be applied first to reimburse
         Landlord for any such inducements and for any expenses, capital or otherwise, incurred by Landlord in making the Leased Premises ready for re-letting or subletting; and secondly to the payment of any costs and expenses of re-letting or subletting including brokerage fees and legal fees on a solicitor and his own client basis; and third to the payment of Rent; and the residue if any will be held by Landlord and applied to payment of Rent as it becomes due and payable. If rent received from re-letting or subletting during any month is less than Rent to be paid during that month hereunder, Tenant will pay the deficiency which will be calculated and paid monthly on or before the first day of every month; and no re-letting or subletting of the Leased Premises by Landlord or entry by Landlord or its agents upon the Leased Premises for the purpose of re-letting or subletting or other act of Landlord relating thereto including, without limitation, changing or permitting a sub-tenant to change locks, will be construed as an election on its part to terminate this Lease unless a written notice of termination is given to Tenant; and if Landlord elects to re-let or sublet the Leased Premises without terminating, it may afterwards elect to terminate this Lease at any time by reason of any Event of Default then existing;

         (c) seize and sell such goods, chattels and equipment of the Tenant as are in the Leased Premises and may apply the proceeds thereof to all Rent to which the Landlord is then entitled under this Lease. Any such sale may be affected by public auction or otherwise, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its sole discretion may decide;

         (d) terminate this Lease by leaving upon the Leased Premises notice in writing of the termination, and termination shall be without prejudice to the Landlord's right to damages; it being agreed that the Tenant shall pay to the Landlord on demand as damages the loss of income of the Landlord to be derived from this Lease and the Leased Premises for the unexpired portion of the Term had it not been terminated;

         (e) re-enter into and upon the Leased Premises or any part thereof in the name of the whole and repossess and enjoy the same as of Landlord's former estate, anything herein contained to the contrary notwithstanding;

and the Tenant shall pay to the Landlord forthwith upon demand all expenses of the Landlord in re-entering, terminating, re-letting, collecting sums due or payable by the Tenant or realizing upon assets seized or otherwise exercising its rights and remedies under this Section including tenant inducements, leasing commissions, legal fees (on a solicitor and his own client basis) and all disbursements and the expense of keeping the Leased Premises in good order, repairing the same and preparing them for re-letting.

In addition, and without limiting the generality of the foregoing provisions of this Section 11.05, upon the happening of an Event of Default, and whether or not this Lease is terminated in accordance with such provisions, the Landlord shall have no further liability to pay to the Tenant or any third party any amount on account or in respect of a refund of any security deposits, prepaid rent or prepaid taxes or any tenant inducement, leasehold improvement allowance, lease takeover or lease subsidy or any other concession or inducement otherwise provided to the Tenant under or with respect to this Lease, and any Rent-free period otherwise provided to the Tenant hereunder shall be null and void and of no further force or effect and Rent shall be payable in full hereunder without regard to any such Rent-free period.

11.06 AVAILABILITY OF REMEDIES - The Landlord may from time to time resort to any or all of the rights and remedies available to it upon the occurrence of an Event of Default either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights or remedies available to the Landlord by statute or the general law.

11.07 WAIVER - If the Landlord shall overlook, excuse, condone or suffer any default, breach or nonobservance by the Tenant of any obligation hereunder, this shall not operate as a waiver of the obligation in respect of any continuing or subsequent default, breach or nonobservance and no such waiver shall be implied but shall only be effective if expressed in writing.

The Landlord's acceptance of Rent after a default is not a waiver of any preceding default under this Lease even if the Landlord knows of the preceding default at the time of acceptance of the Rent. No term, covenant or condition of this Lease will be considered to have been waived by the Landlord or the Tenant unless the waiver is in writing. The Tenant waives any statutory or other rights in respect of abatement, set-off or compensation in its favour that may exist or come into existence hereafter with respect to Rent.

11.08 WAIVER OF EXEMPTION AND REDEMPTION - Notwithstanding anything contained in any statute now or hereafter in force limiting the right of distress, none of the Tenant's goods or chattels in the Leased Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and this agreement of the Tenant in this Section may be pleaded as an estoppel against the Tenant.

11.09 COMPANIES' CREDITORS ARRANGEMENT ACT - By virtue of its interest in this Lease, the importance of the Tenant continuing to carry on business in the Leased Premises in accordance with this Lease, and the Landlord's entitlement to damages where this Lease is terminated by reason of an Event of Default, the Landlord does and will (despite any changes in circumstances of the Tenant or its business) constitute a separate class or category of creditor in any plan of arrangement or other proposal submitted by or on behalf of the Tenant under the Companies Creditors Arrangement Act of Canada or any similar legislation for bankrupt or insolvent debtors.

11.10 REPUDIATION OF LEASE - Notwithstanding any statute or rule of law to the contrary, in the event of a repudiation of this Lease by the Tenant under the Bankruptcy and Insolvency Act (Canada) or any other present or future statute for bankrupt or insolvent debtors, the Tenant covenants and agrees:

         (a) that the Landlord shall have no further liability to pay to the Tenant or any third party any amount of remaining security deposit, prepaid rent or prepaid taxes or any amount on account or in respect of any tenant inducement, leasehold improvement allowance, lease takeover or lease subsidy or any other concession or inducement otherwise provided to the Tenant under or with respect to this Lease, and any Rent-free period otherwise provided to the Tenant hereunder shall be null and void and of no further force or effect and Rent shall be payable in full hereunder without regard to any such Rent-free period; and

         (b) to pay to the Landlord forthwith upon demand as damages the loss of income of the Landlord to be derived from this Lease and the Leased Premises for the unexpired portion of the Term had this Lease not been repudiated, together with that portion of the amount of any tenant inducement, Leasehold improvement allowance, lease takeover or lease subsidy or any other concession or inducement otherwise provided to the Tenant under or with respect to this Lease equal to the product obtained by multiplying the original amount thereof by a fraction, the numerator of which is the number of months remaining in the initial Term at the time this Lease is repudiated rounded upwards to the nearest whole number and the denominator of which is the number of months in the initial Term at the Commencement Date.

                     ARTICLE 12.OO - ASSIGNMENT, SUBLETTING
                               AND OTHER TRANSFERS

12.01 REQUEST FOR CONSENT - The Tenant shall not effect a Transfer of this Lease or of all or part of the Leased Premises without the prior consent in writing of the Landlord, which consent shall not, provided no Event of Default has occurred, be unreasonably withheld. Provided that the Tenant shall, at the time the Tenant shall request the consent of the Landlord, deliver to the Landlord such information in writing (herein called the "required information") as the Landlord may reasonably require respecting the proposed Transferee including, without limitation, the name, address, nature of business, financial responsibility and standing of such proposed Transferee. Provided further that after receiving such request, the Landlord shall have the right, at its option, to terminate this Lease if the request relates to all of the Leased Premises or, if the request relates to a portion of the Leased Premises only, to terminate this Lease with respect to such portion, by giving, within ten (10) days after receiving the required information, not less than thirty (30) nor more than sixty (60) days written notice of termination to the Tenant. In the event of such termination the Rent and other payments required to be made by the Tenant hereunder shall be adjusted to the date of termination and in the case of a partial termination, Rent shall abate in proportion that the area of the portion of the Leased Premises for which this Lease is terminated bears to the area of the Leased Premises and this Lease shall be deemed to be amended accordingly.

If the Landlord elects to terminate this Lease as to all or part of the Leased Premises, the Tenant may by written notice (given within ten (10) days or such longer time as the Landlord may consent to in writing after receipt of the Landlord's notice of termination) notify the Landlord of the Tenant's intention to refrain from the Transfer which gave rise to the Landlord's notice of termination or of the Tenant's intention to accept such notice of termination. If the Tenant gives such written notice to the Landlord within such time period that it intends to refrain from such Transfer, then the Landlord's election to terminate this Lease in whole or in part shall become null and void. Otherwise the Landlord's termination shall take effect on the date stipulated by the Landlord in its notice of termination.

In this Article "Transfer" means, (i) an assignment, sale, conveyance, sublease, disposition, or licensing of this Lease or the leased Premises, or any part of them, or any interest in this Lease (whether or not by operation of law) or in a partnership that is a Tenant under this Lease, (ii) a mortgage, charge, lien, or debenture (floating or otherwise) or other encumbrance of this Lease or the Leased Premises or any part of them or of any interest in this Lease or of a Partnership or Partnership interest where the Partnership is a Tenant under this Lease, (iii) a parting with or sharing of possession of all or part of the Leased Premises, and (iv) a transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription, of all or part of the corporate shares of the Tenant or an affiliate of the Tenant which results in a change in the effective voting control of the Tenant. "Transferor" and "Transferee" have meanings corresponding to the definition of "Transfer" set out above (it being understood that for a Transfer described in item (iv) of this paragraph the Transferor is the Person that has effective voting control before the Transfer and the Transferee is the Person that has effective voting control after the Transfer).

12.02 BASIS FOR CONSENT - Notwithstanding anything in the Landlord and Tenant Act or any other statute or law and without limiting the grounds upon which a consent may be refused, the Landlord will not be deemed to be unreasonable in refusing consent when:

         (1) the giving of such consent would place the Landlord in breach of any other tenants lease in the Project or the proposed use by the Transferee is not substantially the same as that of the Tenant;

         (2) such consent is requested for a mortgage, charge, debenture (secured by floating charge or otherwise) or other encumbrance of, or in respect of, this Lease or the Leased Premises or any part of them;

         (3) the Transferee, in the opinion of the Landlord, (i) does not have a history of successful business operation in the business to be conducted in the Leased Premises. (ii) does not have a good credit rating or a substantial net worth, or (iii) there is a history of default under other leases by the Transferee or by companies or partnerships that the Transferee was a principal shareholder of or a partner in at the time of the defaults;

         (4) the Transferee is an existing tenant in the Project or in any other project of the Landlord; or has been within three (3) months prior to the proposed assignment or sublease taking effect;

         (5) in the case of a Transfer to a subtenant of less than the entire Leased Premises, if such would result in a configuration which would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Leased Premises;

         (6) the required information received from the Tenant or the Transferee is not sufficient in the Landlords opinion to enable the Landlord to make a determination concerning the matters set out above: or

         (7) the use of the Leased Premises by the proposed Transferee, in the Landlords opinion arrived at in good faith, could result in excessive use of the systems or services in the Project, be inconsistent with the image and standards of the Project or expose the occupants of the Project to risk of harm, damage or interference with their use and enjoyment thereof, or reduce the value of the Project.

The Landlord will not be liable for any claims, actions, damages, liabilities, losses or expenses of the Tenant or any proposed Transferee arising out of the Landlord unreasonably withholding its consent to any Transfer and the Tenant's only recourse will be to bring an application for a declaration that the Landlord must grant its consent to the Transfer.

In no event shall any Transfer to which the Landlord may have consented release or relieve the Tenant or any Indemnifier from its obligations fully to perform all the terms, covenants and conditions of this Lease, the Indemnity Agreement or any renewals or extensions of this Lease or the Term, on its part to be performed and in any event the Tenant shall be liable for the Landlord's costs incurred in connection with the Tenant's request for consent as set out in subsection 12.03(f).

12.03 TERMS AND CONDITIONS RELATING TO CONSENTS - The following terms and conditions apply in respect of a consent given by the Landlord to a Transfer:

         (a) the consent by the Landlord is not a waiver of the requirement for consent to subsequent Transfers, and no Transfer shall relieve the Tenant of its obligations under this Lease, unless specifically so provided in writing;

         (b) no acceptance by the Landlord of Rent or other payments by a Transferee is, (i) a waiver of the requirement for the Landlord to consent to the Transfer, (ii) the acceptance of the Transferee as tenant, or (iii) a release of the Tenant or Indemnifier from its obligations under this Lease or any Indemnity Agreement;

         (c) the Landlord may apply amounts collected from the Transferee to any unpaid Rent;

         (d) the Transferor, unless the Transferee is a sub-tenant of the Tenant, will retain no rights under this Lease in respect of obligations to be performed by the Landlord or in respect of the use or occupation of the Leased Premises after the Transfer and will execute, if requested by the Landlord, an Indemnity Agreement on the Landlord's standard form in respect of obligations to be performed after the Transfer by the Transferee;

         (e) the Transferee shall, when required by the Landlord, jointly and severally with the Tenant, enter into an agreement directly with the Landlord agreeing to be bound by this Lease as if the Transferee had originally executed this Lease as the Tenant, and the Tenant will not be released nor relieved from its obligations under this Lease including, without limitation, the obligation to pay Rent; and

         (f) any documents relating to a Transfer or the Landlord's consent will be prepared by the Landlord or its solicitors and a reasonable administration charge of at least Two Hundred and Fifty Dollars ($250.00) and the greater of (i) a reasonable document preparation fee of at least Four Hundred and Fifty Dollars ($450.00) or (ii) those legal fees (on a solicitor and his own client basis) incurred by the Landlord will be paid to the Landlord by the Tenant on demand.

12.04 SUBSEQUENT TRANSFERS - The Landlord's consent to a Transfer shall not be deemed to be consent to any subsequent Transfer, whether or not so stated.

12.05 PROFIT RENTS UPON TRANSFERS - In the event of any Transfer by the Tenant by virtue of which the Tenant receives a rent in the form of cash, goods or services from the Transferee which is greater than the Rent payable hereunder to the Landlord, the Tenant will pay any such excess to the Landlord in addition to all Rent payable under this Lease, and such excess rent shall be deemed to be further Rent payable hereunder.

12.06 ADVERTISING - Tenant will not advertise the Leased Premises or any part thereof as being available for leasing or this Lease as being available for transfer in any medium and will not cause or permit any such advertisement, unless the Landlord has permitted the Tenant to do so in writing.

12.07 GRANT OF SECURITY INTEREST BY ASSIGNEE OR SUB-TENANT- If requested by the Landlord, the Tenant will cause any Transferee and any new Indemnifier of this Lease to grant a mortgage, charge and security interest to Landlord in form corresponding to the Security Interest granted in Section 15.25 by delivery of a written security agreement in form and substance satisfactory to Landlord prior to the effective date of the Transfer.

Tenant will pay all costs associated with the granting and perfection of mortgages, charges and security interests granted pursuant to this Lease upon any Transfer.

                      ARTICLE 13.00 - TRANSFERS BY LANDLORD

13.01 SALE, CONVEYANCE AND ASSIGNMENT- Nothing in this Lease shall restrict the right of the Landlord to sell, convey, assign, pledge or otherwise deal with the Project, subject (except as provided in Section 13.03) only to the rights of the Tenant under this Lease.

13.02 EFFECT OF TRANSFER - A sale, conveyance or assignment of the Project by the Landlord shall operate to release the Landlord from liability from and after the effective date thereof in respect of all of the covenants, terms and conditions of this Lease, express or implied, except as they may relate to the period prior to the effective date, and the Tenant shall thereafter look solely to the Landlord's successor in interest.

13.03 SUBORDINATION - Subject to Section 13.04, this Lease is and shall be subject and subordinate in all respects to any and all mortgages (including deeds of trust and mortgage) now or hereafter placed on the Building or Land and all advances thereunder, past, present and future and to all renewals, modifications, consolidations, replacements and extensions thereof. The Tenant agrees to execute promptly and in any event within ten days after request therefor an instrument of subordination as may be requested.

13.04 ATTORNMENT - The Tenant agrees, whenever requested by any mortgagee (herein called the "Purchaser") taking title to the Project by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust, or by delivery of a deed in lieu of such foreclosure or other proceeding, to attorn to such Purchaser as a tenant under all of the terms of this Lease. The Tenant agrees to execute promptly and in any event within ten days after a request by any Purchaser an instrument of attornment as may be required of it.

13.05 EFFECT OF ATTORNMENT - Upon attornment pursuant to Section 13.04, this Lease shall continue in full force and effect as a direct lease between the Purchaser and the Tenant, upon all of the same terms, conditions and covenants as are set forth in this Lease except that, after attornment, the Purchaser and its successors in title shall not be:

         (a) liable for any act or omission of the Landlord; or

         (b) subject to any offsets or defenses which the Tenant might have against the Landlord; or

         (c) bound by any prepayment by the Tenant of more than one months instalment of Rent unless the prepayment shall have been approved in writing by the Purchaser or by any predecessor of the Purchasers former interest as mortgagee in the Project.

13.06 REPURCHASE - The Tenant acknowledges and agrees that should the Landlord sell, convey, assign, pledge or otherwise deal with the Project, or any interest therein, or intend to deal with the Project, or any interest therein, in any manner described herein then the Landlord may, at its option, if the Landlord has provided the Tenant with Basic Rent free periods, Rent free periods and/or other inducements during the Term and/or any renewal of the Term of this Lease, reimburse the Tenant for the then present value of any then unexpired Basic Rent free periods or Rent free periods and/or other inducements provided to the Tenant under this Lease, in an amount equal to the discounted cash value thereby determined by applying the then current yield of ten (10) year Canadian
Government Bonds plus four (4%) per cent (hereinafter referred to in this Section 13.06 Rent free periods and/or other inducements and the Tenant agrees that any such periods/inducements for which it has received such Discounted Cash Value from the Landlord will no longer exist or be payable or be of any force or effect from and after the date on which such Discounted Cash Value is received by the Tenant from the Landlord. The Tenant agrees to forthwith execute any agreement prepared by the Landlord, the purpose of which agreement is to amend this Lease by deleting such Basic Rent free periods, Rent free periods and/or other inducements from the Lease for which the Tenant has received the Discounted Cash Value from the Landlord.

                            ARTICLE 14.00 - SURRENDER

14.01 POSSESSION AND RESTORATION See Schedule E

         (a) Upon surrender, all right, title, and interest of the Tenant in the Leased Premises and all Leasehold Improvements located therein shall cease.

14.02 TENANT'S TRADE FIXTURES AND PERSONAL PROPERTY - After the expiration or other termination of the Term or in the event of the abandonment of the Leased Premises by the Tenant, all of the Leasehold Improvements, trade fixtures, and personal property remaining in the Leased Premises shall be deemed conclusively to have been abandoned by the Tenant and may be appropriated, sold, destroyed or otherwise disposed of by the Landlord without notice or obligation to compensate the Tenant or to account therefor, and the Tenant shall pay to the Landlord upon written demand all of the costs incurred by the Landlord in connection therewith.

14.03 OVERHOLDING - If the Tenant remains in the Leased Premises or any part thereof after the expiration of other termination the Term:

         (a) without the consent of the Landlord, no yearly or other periodic tenancy shall be created but the Tenant shall be bound by the terms and provisions of this Lease except any options thereby granted to the Tenant and except the Basic Rent shall be twice the amount provided for herein plus the sum of $200 daily and subject to such additional obligation's and conditions as the Landlord may impose by notice to the Tenant; or

         (b) with the consent of the Landlord and agreement as to the Rent payable, in which case the tenancy shall be month-to-month at the Rent agreed and otherwise on the terms and conditions of this Lease but without any option to renew.

The Landlord may recover possession of the Leased Premises during any period with respect to which the Tenant has prepaid the amount payable under Subsection 14.03(a).

The Tenant shall promptly indemnify and hold harmless the Landlord from and against all Claims against the Landlord as a result of the Tenant remaining in possession of all or any part of the Leased Premises after the expiry of the Term (including, without limitation, any compensation to any new tenant or tenants which the Landlord may elect to pay whether to offset the cost of overtime work or otherwise).

                             ARTICLE 15.00- GENERAL

15.01 ESTOPPEL CERTIFICATES - The Tenant shall whenever requested by the Landlord, a prospective purchaser or any mortgagee (including any trustee under a deed of trust and mortgage) promptly, and in any event within ten days after request execute and deliver to the Landlord or to any party designated by the Landlord a certificate in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Rent payable hereunder and each element thereof and the then state of the accounts between the Landlord and the Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease in respect of which the Landlord shall request a certificate, and provide such other information as may reasonably be required, including a copy of the Tenant's most recent audited financial statements. The party or parties to whom such certificates are addressed may rely upon them.

15.02 ENTIRE AGREEMENT - There is no promise, warranty, representation, undertaking, covenant or understanding by or binding upon the Landlord except such as are expressly set forth in this Lease, and this Lease including the Term Sheet and Schedules hereto contains the entire agreement between the parties hereto.

15.03 NO REGISTRATION OF LEASES OR NOTICES - The Tenant will not register or apply to register this Lease or any notice of this Lease or any interest under this Lease and waives any statutory obligation upon the Landlord to execute and deliver this Lease in registrable form. The Tenant will, at its own cost, promptly on request discharge any registration or filing or notice that contravenes this Section. However, the Landlord may elect to require this Lease or notice of this Lease be registered.

15.04 PROJECT NAME, TRADEMARKS, ETC.- The Tenant shall not refer to the Project or Building by any name other than that designated from time to time by the Landlord and the Tenant shall use the name of the Building for the business address of the Tenant but for no other purpose. Compliance with this Section shall be at the sole cost and expense of the Tenant and the Tenant shall have no claim against the Landlord for any costs or expenses incurred by the Tenant, whether direct or indirect, in complying with this Section.

15.05 DEMOLITION/SUBSTANTIAL RENOVATION - Notwithstanding any other provision of this Lease, the Landlord may terminate this Lease at any time upon giving to the Tenant not less than 12 months notice of such termination if it is the Landlord's intention to demolish, redevelop or substantially renovate all or part of the Building.

15.06 RELOCATION - The Landlord shall have the right, at any time and from time to time before and during the Term and any renewal of this Lease, to change the location of the Leased Premises from the location described in this Lease to another location of approximately similar size, anywhere else in the Building. Provided that the Landlord shall give the Tenant reasonable notice of such relocation and the Landlord shall reimburse the Tenant for all reasonable costs directly related to such relocation, but not including any indirect costs such as lost profits during the relocation period or damages for inconvenience.

15.07 "FOR LEASE" SIGNS - The Landlord shall have the right during the last 6 months of the Term to place upon the Leased Premises a notice of reasonable dimensions stating that the Leased Premises are "for lease" and the Tenant shall not obscure or remove such notice or permit the same to be obscured or removed.

15.08 UNAVOIDABLE DELAYS - If the Landlord or the Tenant (the "delayed party") shall be delayed, hindered or prevented in or from the performance of any of its covenants under this Lease by any cause not within the control of the delayed party as determined by the Landlord acting reasonably (excluding lack of finances of the delayed party), the performance of the covenant shall be excused for the period during which performance is rendered impossible and the time for performance thereof shall be extended accordingly, but this shall not excuse the Tenant from the prompt payment of Rent or performing any of its other obligations under this Lease.

15.09 LIMITATION OF RECOURSE - The Tenant acknowledges that, notwithstanding any other provision contained in this Lease, the obligations of and rights against the Landlord under this Lease shall be performed, satisfied and paid only out of and enforced against, and recourse hereunder shall be had only after judgment and only against, the right, title and interest of the Landlord from time to time in, and the Landlord's revenue derived from, the Project. No obligation of the Landlord hereunder or in respect hereof is personally binding upon, nor shall any resort or recourse be had, judgment issued or execution or other process levied against, the Landlord (except to the extent necessary for enforcement under the first sentence of this Section and only for that purpose), or against any other assets or revenues of the Landlord. The only remedy against the Landlord shall be an action for damages, except that if the Tenant is of the opinion that any consent requested pursuant to Article 12.00 hereof has been wrongfully withheld its remedies are as set out in Section 12.02.

15.10 NOTICE - Any notice required or contemplated by any provision of this Lease shall be given in writing and shall be sufficiently given if delivered or if sent by telecopy or similar form of immediate transmission and if to the Landlord, so given to an executive officer of the Landlord at the Landlord's head office as specified in paragraph 1 of the Term Sheet and to the address set out in paragraph 1 of the Term Sheet and if to the Tenant, so given to the Tenant personally (or to a partner or officer of the Tenant if the Tenant is a firm or corporation) at the address specified in paragraph 2 of the Term Sheet or left at the Leased Premises (whether or not the Tenant has departed from, vacated or abandoned the same). Any notice shall be deemed to have been received on the business day following the date of delivery or sending. The Landlord or the Tenant may from time to time by notice in writing to the other designate another address or addresses in Canada as the address to which notices are to be sent.

15.11 DELEGATION OF AUTHORITY - Subject to Section 15.13. the managing agent of the Landlord may act on behalf of the Landlord in any manner provided for herein.

15.12 RELATIONSHIP OF PARTIES - Nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant.

15.13 GOVERNING LAW - This Lease shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the province in which the Project is situate.

15.14 AMENDMENT OR MODIFICATION - No amendment, modification or supplement to this Lease shall be valid or binding unless set out in writing and executed by the Landlord and the Tenant with the same degree of formality as the execution of this Lease.

15.15 LEGAL AND ADMINISTRATION COSTS - The Tenant shall indemnify the Landlord against all legal fees (on a solicitor and his own client basis) and disbursements incurred by the Landlord or by its manager or agents in connection with the negotiation, preparation and execution of this Lease, and any renewal, amendment, assignment, approval or consent in connection therewith, or Event of Default arising from this Lease, including the Landlord's reasonable administration charges. All such costs and charges shall be paid by the Tenant to the Landlord forthwith upon demand.

15.16 CONSTRUCTION - All of the provisions of this Lease are to be construed as covenants and agreements. If any provision of this Lease is illegal or unenforceable, it shall be considered separate and severable from the remaining provisions of this Lease which shall remain in force and be binding as though the provision had never been included.

15.17 CAPTIONS AND HEADINGS - The captions and headings contained in this Lease are for convenience of reference only and are not intended to limit, enlarge or otherwise affect the interpretation of the Articles, Sections or parts thereof to which they apply.

15.18 INTERPRETATIONS - Wherever necessary or appropriate in this Lease, the plural shall be interpreted as singular, the masculine gender as feminine or neuter and vice versa; and when there are two or more parties bound by the Tenant's covenants herein contained, their obligations shall be joint and several.

15.19 TIME OF THE ESSENCE - Time shall be of the essence hereof.

15.20 SUCCESSORS AND ASSIGNS - Subject to specific provisions contained in this Lease to the contrary, this Lease shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and the heirs, executors and administrators and the permitted successors and assigns of the Tenant.

15.21 COUNTERPARTS - This Lease may be executed in counterparts and the counterparts together shall constitute an original.

15.22 FURTHER SCHEDULES - Any additional covenants agreements and conditions forming part of this Lease will be attached as Schedule E. If an Indemnifier is a party hereto the form of Indemnity Agreement to be executed by the Indemnifier and the Landlord as a separate agreement will be attached as Schedule F.

15.23 RECOMMENDATION FOR OBTAINING LEGAL ADVICE - The Tenant acknowledges that the Landlord hereby advises the Tenant to obtain advice from independent legal counsel prior to signing this Lease. The Tenant further acknowledges that any information provided by the Landlord is not to be construed as legal, tax or any other expert advice and the Tenant is cautioned not to rely on any such information without seeking legal, tax or other expert advice.

15.24 NO OFFER - The Landlord will not be deemed to have made an offer to the Tenant by furnishing an unexecuted copy of this Lease with particulars inserted. Notwithstanding that a Security Deposit or payment of advance Rent is received by the Landlord when this Lease is received by the Landlord for execution, no contractual or other right will exist between the Landlord and the Tenant with respect to the Leased Premises until the Landlord, the Tenant and the Indemnifier, if any, have executed and delivered this Lease and any required Indemnity Agreement.

15.26 SURVIVAL OF COVENANTS AND INDEMNITIES - All obligations of Tenant which arise during the Term pursuant to this Lease and which have not been satisfied at the end of the Term and all indemnities of Tenant contained in this Lease shall survive the expiration or other termination of this Lease.

15.27 CONSULTANTS - Any reference in this Lease to Landlord's accountant. auditor, architect, surveyor or other consultant shall be deemed to be such duly qualified consultant appointed by Landlord in its absolute discretion for the purposes of this Lease or of any provision hereof; and they will act in accordance with this Lease and the principles and standards of their professions. In determining any cost allocation Landlord may rely on, and the parties shall be bound by, Landlord's consultants.

15.28 EXCULPATORY PROVISIONS - In all provisions of this Lease containing a release, indemnity or other exculpatory language in favour of Landlord, reference to Landlord includes reference also to Landlord's agents and the directors, officers and employees of Landlord and its agents while acting in the ordinary course of their employment.

15.29 BROKERAGE COMMISSIONS - Tenant covenants that no act of Tenant has given rise or shall give rise to any Claims against Landlord for any brokerage commission, finder's fee or similar fee in respect of this Lease. Tenant hereby indemnifies and agrees to hold Landlord harmless from any Claims for such commission or fees with respect to this Lease except any which were directly contracted for fly Landlord.

15.30 COVENANTS TO BE PERFORMED AT LANDLORD'S OPTION - Where any clause in this Lease gives the Landlord the option of having the Landlord or Tenant perform the covenants set out in such clause, the Tenant shall perform such covenants unless the Tenant is otherwise directed by way of written notice from the Landlord.

15.31 RADIATION - Only if the Landlord believes on reasonable grounds that radiation is or has been used or created by the Tenant or any Person permitted by the Tenant to be in the Leased Premises shall this Section 15.31 apply to the Tenant.

The Tenant agrees. if so requested by the Landlord, to conduct at its own expense a survey by an accredited firm of consultants acceptable to the Landlord to determine the level of radiation in the Leased Premises, and if such levels are in excess of those allowable under Environmental Laws and set by the applicable regulatory authorities governing radiation, the Tenant agrees at its own cost and expense and on terms and conditions approved by the Landlord, to reduce the level of radiation to a level allowable under Environmental Laws and set by such applicable regulatory authorities.

ARTICLE 16.00 - ADDENDUM (ORBITOR DRIVE) - PLEASE REFER TO SCHEDULE I

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Lease as of the date first set forth above.

WITNESS to signature of Landlord     LANDLORD:
                                     GRIFFIN DEVELOPMENT CORPORATION

signature:                           By:
          -------------------------     ----------------------------------------
                                     Name:
                                     Title:
print name:
           ------------------------
address:                             By:
        ---------------------------    -----------------------------------------
                                     Name:
         --------------------------
occupation:                          Title:
           ------------------------

                                     I/We have authority to bind the Corporation

                                     AND:


WITNESS to signature of Landlord     LANDLORD:
                                     PR LAND HOLDINGS LTD.

signature:                           By:
          -------------------------     ----------------------------------------
                                     Name:   Peter D'Gata
                                     Title:  Regional Vice President
print name:
           ------------------------
address:                             By:
        ---------------------------     ----------------------------------------
                                     Name:   Kenneth I. Graham
         --------------------------
occupation:                          Title:  Assistant Secretary
           ------------------------

                                     I/We have authority to bind the Corporation

WITNESS to signature of Landlord     LANDLORD:
                                     YORK MEDICAL INC.

signature:                           By:
          -------------------------     ----------------------------------------
                                     Name:
                                     Title:
print name:
           ------------------------
address:                             By:
        ---------------------------     ----------------------------------------
                                     Name:
         --------------------------
occupation:                          Title:
           ------------------------

                                     I/We have authority to bind the Corporation

                                   SCHEDULE A

                          PLAN SHOWING LEASED PREMISES

                                   SCHEDULE A1

                                      LAND

                               (LEGAL DESCRIPTION)


                  5025-5045 Orbitor Drive, Mississauga, Ontario


                Part of Level 3, Unit 11 Peel Condominium Plan No.431.

                                   SCHEDULE B

                                   DEFINITIONS

"BASIC RENT" means the amount set out in Item 8 of the Term Sheet payable by the Tenant to the Landlord in respect of each year of the Term.

"BIO-MEDICAL WASTE" shall mean and include the following:

(A) (1) Surgical waste including all materials discarded from surgical procedures, including but not limited to, disposable gowns, soiled dressings, sponges, casts, lavage tubes, drainage sets, underpads and surgical gloves: and

         (2) Pathological waste including all human tissues and anatomical parts
         which  emanate  from  surgery,  obstetrical  procedures,   autopsy  and
         laboratory; and

         (3) Biological waste including blood and blood products, excretions, exudates, secretions, suctionings, and other body fluids including solid/liquid waste from renal dialysis: and

         (4) Isolation waste including all waste emanating from the care or treatment of a patient on any type of isolation or precaution except reverse (protective) isolation; and

         (5) Cultures and stocks of etiologic agents and associated biologicals including, without limitation, specimen cultures, cultures and stocks of etiologic agents, wastes from production of biologicals and serums, and discarded live and attenuated vaccines; and

         (6) Laboratory waste which has come in contact with pathogenic organisms. Such waste includes, but is not limited to, culture dishes, devices used to transfer, inoculate and mix cultures, paper and cloth which has come in contact with specimens or cultures; and

         (7) Animal carcasses exposed to pathogens in research, their bedding and other waste from such animals; and

         (8) Sharps including any discarded article that may cause punctures or cuts. Such waste includes, but is not limited to, needles, IV tubing with needles attached, scalpel blades, glassware, and syringes that have been removed from their original sterile containers; and any other wastes identified as infectious or similar wastes in any other applicable federal, provincial or municipal laws, regulations and guidelines; and

(B) "Chemotherapy Waste" (also known as antineoplastic or cytotoxic waste) means and includes discarded items, including but not limited to, masks, gloves, gowns, empty IV tubing bags, vials, syringes and other contaminated materials which have been contaminated by chemotherapeutic drugs or antineoplastic agents; and

(C) any waste defined as bio-medical waste under any applicable law or regulation.

"BUILDING" means the buildings, structures and improvements from time to time during the Term erected in, upon or under the Land municipally identified in
Item 3 of the Term Sheet and all alterations and additions thereto and replacements thereof.

"CAPITAL TAX" means the applicable amount of any tax or taxes including but not limited to Large Corporations Tax payable based upon or computed by reference to the paid-up capital or place of business of the Landlord as determined for the purposes of such tax or taxes; provided that for the purposes thereof, the "applicable amount" of such tax or taxes shall mean the amount thereof that would be payable if the Project were the only establishment of the Landlord in the jurisdiction of the taxing authority or if any other establishment of the Landlord therein were located outside that jurisdiction.

"CLAIMS" means claims, losses, actions, suits, proceedings, causes of action, demands, damages (direct, indirect, consequential or otherwise), judgments, executions, liabilities, responsibilities, costs, charges, payments and expenses including, without limitation, any professional, consultant and legal fees (on a solicitor and his own client basis) and any associated disbursements.

"COMMENCEMENT DATE" means the first day of the Tern as specified in Item 7(a) of the Term Sheet.

"COMMON ELEMENTS" means the areas, facilities, utilities, improvements, equipment and installations (collectively, "elements") in the Project that, from time to time, are not intended to be leased to tenants of the Project (including, without limitation, elements within rentable premises that are intended for the benefit of tenants of the Project and their invitees and employees) or are designated from time to time as Common Elements by the Landlord and includes access roads, driveways and parking areas and facilities.

"CONSULTANTS" means any reference in this Lease to Landlord's accountant, auditor, architect, surveyor or other consultant shall be deemed to be such duly qualified consultant appointed by Landlord in its absolute discretion for the purposes of this Lease or of any provision hereof; and they will act in accordance with this Lease and the principles and standards of their professions. In determining any cost allocation Landlord may rely on, and the parties shall be bound by, Landlord's consultants.

"ENVIRONMENTAL LAWS" shall include any domestic and foreign federal, provincial. municipal, or local laws, statutes, regulations, ordinances, guidelines, policies, judge made laws or common laws and any orders of a court of governmental authority, relating in any way to the natural or human environment (including land, surface water, ground water, and real, personal, moveable and immoveable property), public or occupational health and safety, and the manufacture, importation, handling, use, reuse, recycling, transportation, storage, disposal, elimination and treatment of a substance, hazardous or otherwise.

"FISCAL YEAR" means a period, from time to time determined by Landlord all or part of which falls within the Term, at the end of which Landlord's accounts in respect of the Project are balanced for auditing or bookkeeping purposes.

"G.S.T." means goods and services tax being that tax payable pursuant to Parts VIII and IX of the Excise Tax Act, as amended and re-enacted from time to time and other like taxes levied from time to time.

"INDEMNIFIER" means the Person, if any, so identified in the Term Sheet and who has signed the lease as Indemnifier.

"LAND" means those lands legally described in Schedule Al as same may be expanded or contracted from time to time.

"LEASE" means this Lease, the Term Sheet, and all Schedules attached hereto which are referred to in this Lease and every properly executed instrument which by its terms amends, modifies or supplements this lease.

"LEASED PREMISES" means those premises in the Building which are described and identified in item 4 of the Term Sheet and which are marked in a distinguishing manner on the plan attached as Schedule A.

"LEASEHOLD IMPROVEMENTS" means:

       (a) all improvements fixtures, installations, alterations and additions from time to time made, erected or installed to or in the Leased
       Premises,   in  addition  to,  beyond  or  replacing  the  base  building standards, including all partitions however affixed (including moveable and demountable partitions), millwork and affixed wall units, internal stairways, doors hardware, light fixtures, carpeting and other applied floor finishes, and heating, ventilating and air-conditioning equipment and other building services not forming part of the Landlord's base building equipment and services;

       (b) alterations, improvements and equipment made or installed for the exclusive benefit of the tenant elsewhere in the Project;

in either case whether or not installed by or on behalf of the Tenant and whether or not installed during the Term including, without limitation, all fixtures (whether or not trade fixtures) in the Leased Premises.

"OPERATING COSTS" means the Operating Costs in respect of any Fiscal Year shall be equal to the total of all costs, expenses and amounts, incurred or accrued in that Fiscal Year for or with respect to ownership, management, operation, maintenance, repairs, upkeep, insurance, supervision, decoration, cleaning and upgrading of the Project and the determination and allocation of such costs, expenses and amounts, whether incurred or accrued by or on behalf of the Landlord or by or on behalf of any manager or agent of the Landlord. Operating Costs, without limiting the generality of the foregoing and without duplication, shall include:

A. Inclusions - if provided by the Landlord (subject to certain deductions as hereinafter set out):

         (a) the cost of providing and maintaining landscaping, gardening and snow and refuse removal;

         (b) the cost of heating, air-conditioning and ventilating the Building;

         (c) the cost of providing hot and cold or tempered water, electricity (including lighting) and all other utilities to all parts of the Project not otherwise paid by tenants;

         (d) the cost of providing janitor, window cleaning and general cleaning services including supplies to all parts of the Project including all premises leased to tenants of the Project;

         (e) the cost of all insurance taken out and maintained by the Landlord under Article 9.00 and the cost of any deductible amount paid by he Landlord in connection with a claim under its insurance;

         (f) the rental or lease cost of all rented or leased equipment acquired for the operation or maintenance of the Project;

         (g) accounting costs incurred in connection with the Project including computations required for the imposition of charges to tenants and audit fees incurred for the determination of any costs hereunder and the reasonable costs of collecting and enforcing payment of such charges;

         (h) the cost of all equipment acquired for operation or maintenance of the Project if expensed fully in the Fiscal Year in which such equipment is acquired;

         (i) if expensed fully in the Fiscal Year in which the expense is incurred, tie cost of any improvement, replacement, repair or alteration whether with respect to buildings, improvements, equipment, fixtures or otherwise and whether on-site or off-site which, in the opinion of the Landlord, is necessary to reduce or limit increases in Operating Costs or is required by the Landlord's insurance carriers or by any changes in the laws, rules, regulations or orders of any governmental authority having jurisdiction, including those necessary to comply with energy conservation, pollution and environmental control standards and the costs of any procedures required with respect thereto;

         (j) the cost of investigating, testing, monitoring, removing, enclosing, encapsulating or abating any Pollutant which is in or about the Project or any part thereof or which has entered the environment from the Project, if the Landlord is required to do so or if, in the Landlord's opinion, it is harmful or hazardous to any Person or to the Project or any part thereof or to the environment;

         (k) the cost of repairs and replacements to or in respect of the Project including those resulting from normal wear and tear and otherwise and including those necessary with respect to the window coverings, decorations, roof or any parking area or facility;

         (l) the cost of repairs, replacements and improvements to systems in the Project including, without limitation, the heating, ventilating, air conditioning and energy-saving and security systems and devices;

         (m) at the Landlord's election (such election to be evidenced by the method of calculating Operating Costs for each Fiscal Year), either amortization, in an amount determined by the Landlord's accountant, of the cost (whether incurred before or during the Term and whether or not incurred by the party constituting the Landlord at any time or its predecessor in title or interest) of any repair, replacement, decoration or improvement of the Project not expensed within the Fiscal Year in which the expenditure was incurred and of all equipment required for the operation and maintenance of the Project not included within Operating Costs for the Fiscal Year in which the expenditure occurred in accordance with Subsections (h) and (i) above, or depreciation in an amount determined by the Landlord's accountant based on the cost (whether incurred before or during the Term and whether or not incurred by the party constituting the Landlord at any time or its predecessor in title or interest) of any of those items which the Landlord in its absolute discretion has elected to treat as capital in nature together with, in each case, an amount equal to interest at the Prime Rate plus one and one half percent per annum on the undepreciated or unamortized amount thereof;

         (n) the amount of all salaries, wages and fringe benefits paid to or for the benefit of employees and others engaged either full-time or part-time in the operation or maintenance of the Project;

         (o) amounts paid for service contracts with independent contractors

         (p) the cost of energy audits, conservation studies and other measures taken to conserve energy or reduce costs or liability;

         (q) the cost of renting, operating and maintaining Project signs and providing directional signage;

         (r) all other expenses of every nature incurred in connection with the maintenance and operation of the Project;

         (s) the cost of direct supervision attributable to any of the above;

         (t) all taxes, rates, levies, duties and assessments whatsoever whether municipal, school, provincial, parliamentary or otherwise levied, charged, imposed or assessed against the Project or upon the Landlord in respect thereof or from time to lime levied, charged, imposed or assessed in the future in lieu thereof or in addition thereto, including, without limitation, those levied, charged, imposed or assessed for education, school and local improvements, and all business taxes, if any, from time to time payable by the Landlord or levied against the Landlord on account of its ownership or interest in or the operation of the Project; and all costs and expenses incurred by the Landlord in good faith in contesting, resisting or appealing any such taxes, rates, duties, levies or assessments including, without limitation, legal fees on a solicitor and his own client basis and other professional fees and interest and penalties on deferred payments; but excluding income or profits taxes upon the income of the Landlord; if any portion of the Project is assessed or taxed other than at the prevailing commercial assessment rates and mill rates due to the occupancy of any tenants or the nature of any Tenant's operation, then the amount of such taxes, rates, levies, duties or assessments shall be adjusted to be an amount equal to the amount which would have been incurred had such portion of the Project been assessed and taxed at the prevailing commercial assessment rates and mill rates throughout the entire period for which the calculation is being made. Provided that if any such taxes are levied for a period not coinciding with the Fiscal Year, the amount of such taxes, rates, duties, levies or assessments included in Operating Costs in each Fiscal Year shall be that amount accruing during that Fiscal Year;

         (u) the fair rental value of space in the Building occupied by the Landlord, its manager or personnel in connection with the Services;

         (v) any Capital Tax imposed upon the Landlord provided that if the Capital Tax payable by the Landlord in this connection is for a period not coinciding with the Fiscal Year, the amount of the Capital Tax included in Operating Costs in each Fiscal Year shall be that amount payable by the Landlord accruing during the Fiscal Year;

plus a management fee equal to that amount paid to any managing agent engaged by the Landlord in respect of management of the Project or any part thereof or the Landlord's reasonable charges in lieu thereof if the Landlord elects to self manage the Project or any part thereof, which fee shall be in keeping with the industry standard.

B. Exclusions - Operating Costs shall exclude, without duplication and without limiting the generality of the foregoing, and except to the extent expressly included above:

         (a) debt service;

         (b) major structural repairs;

         (c) costs determined by the Landlord from time to time to be fairly allocable to the correction of initial construction faults or initial maladjustments in operating equipment but only to the extent that such costs are recovered from the contractor or others responsible;

         (d) any ground rent payable by the Landlord in respect of a lease of the Land or part thereof; and

         (e) tenant improvement allowances, leasing commissions and leasing costs.

C. DEDUCTIONS - There shall be deducted from Operating Costs:

         (a) the proceeds of insurance recovered by the Landlord applicable to damage, the cost of repair of which was included in the calculation of Operating Costs paid by the Tenant;

         (b) amounts recovered as a result of direct charges to the Tenant and other tenants to the extent that the cost thereof was included in the calculation of Operating Costs.

"PERSON" means any person, Partnership, corporate entity or any combination of them.

"POLLUTANTS" means any substance which is hazardous to persons or property and includes, without limiting the generality of the foregoing:

         (a) radioactive materials;

         (b) explosives;

         (c) any substance that, if added to any water, land and/or air would degrade or alter or form part of a process of degradation or alteration of the quality of the water, land and/or air, to the extent that it is detrimental to its use by man or by any animal, fish or plant;

         (d) any solid, liquid, gas or odour or combinations of any of them that, if emitted into the air, land and/or water would create or contribute to the creation of a condition of the air, land and/or water, that: (i) endangers the health, safety or welfare of persons or the health of animal life; (ii) interferes with normal enjoyment of life or property; or (iii) causes damage to plant life or to property;

         (e) toxic substances;

         (f) substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental or municipal authority having jurisdiction over the Landlord, the Tenant, the Leased Premises or the Project of which the Leased Premises form a part;

         (g) any substance the use or transportation of which or the release of which into the environment is prohibited, regulated, controlled or licensed under environmental legislation; and

         (h) anything contaminated by any Pollutant.

"PRIME RATE" means the rate of interest per annum established from time to time by the Bank of Nova Scotia (or such other bank being one of the 5 largest Canadian chartered banks as the Landlord may designate from time to time) at its head office in Toronto, Ontario as the reference rate of interest to determine interest rates it will charge on Canadian dollar loans to its Canadian customers and which it refers to as its "prime rate".

"PROJECT" means the Land and Building and includes, without limitation, all Common Elements.

"PROPERTY TAXES" means the taxes, rates, levies, duties and assessments described in Subsection A(t) of "Operating Costs" definition and all interest and penalties thereon and costs with respect thereto incurred by the Landlord.

"RENT" means the aggregate of all amounts payable by the Tenant to the Landlord under this Lease. Provided that any and all amounts so payable which are collectible by the Landlord and agent of a taxing authority and which are taxes, levies, duties or assessments imposed by that authority on the Tenant are included in Rent so as to determine the Landlord's rights and remedies in the case of delay or failure to pay the same notwithstanding that the same do not accrue to the Landlord as rent hereunder.

"RENTABLE AREA" means the area of the Leased Premises, the Building or any part thereof as determined by the Landlord and which may be adjusted from time to time to give effect to any structural or functional change and any change in the leasing pattern in the Building, and which shall be calculated in accordance with the BOMA ANSI standards ANSI Z65.1-1980 (Reaffirmed in 1989) (except to the extent altered by this definition) as follows:

         (a) in the case of premises occupying the whole of one or more floors, the Rentable Area of such premises shall be determined by measuring to and from the inside finish of permanent outer Building walls or from the glass line, whichever extends further, but shall not include stairs and elevator shafts (except stairs and elevators exclusively serving the Tenant where the Leased Premises consist of more than one floor), flues, stacks, pipe shafts and vertical ducts with their enclosing walls. Washrooms, air-conditioning equipment rooms, fanrooms, janitors' closets, electrical closets, and other closets serving that floor or floors shall be included in the Rentable Area of such premises. No deductions shall be made for columns and projections necessary to the Building;

         (b) in the case of premises occupying part of a floor, the Rentable Area of such premises shall be determined by measuring from and to whichever of the following form the boundaries of such premises: the inside finish of permanent outer Building walls or from the glass line, whichever extends further, the centre of partitions which separate such premises from adjoining premises or public and/or service areas; and the office side of the corridor walls or other permanent partitions, without in any case, deduction for columns and projections necessary to the Building, and includes washrooms, air-conditioning equipment rooms, fan rooms, janitors' closets, electrical closets and other closets within and serving the Leased Premises exclusively, but does not include stain and elevator shafts supplied by the Landlord for use in common with other tenants, and flues, stacks, pipe shafts or vertical ducts with their enclosing walls within the Leased Premises; the Rentable Area as so determined shall have added thereto a portion of the area of the public and/or service areas on such floor which, without limitation, shall include corridors, elevator lobbies, washrooms, air conditioning equipment rooms, fan rooms, janitors' closets, electrical closets and other closets serving that floor. The portion of such area of the public and/or service areas so added shall be that portion from time to time which the Rentable Area of such premises bears to the Rentable Area of all premises leased or set aside from time to time for leasing by the Landlord on that floor (including such premises).

"SECURITY DEPOSIT" has the meaning ascribed in Section 4.02.

"SERVICE(S)" means those activities, personnel, facilities, systems and supplies required for the complete decoration, repair, administration, replacement, maintenance, improvement and operation of the Project.

"TENANT'S OCCUPANCY COSTS" means for each Fiscal Year the Tenant's Proportionate Share of the Operating Costs for that Fiscal Year.

"TENANT'S PROPORTIONATE SHARE" means that proportion that the Rentable Area of the Leased Premises bears to the total Rentable Area of the Budding.

"TERM" means the period of time set out in item 6 of the Term Sheet unless sooner terminated.

"TERM SHEET" means the page identified as Term Sheet attached to this Lease; and all information and particulars contained therein shall form part of this Lease.

"TRANSFER", "TRANSFEREE", "TRANSFEROR" have the meanings ascribed in Section 12.01.

                                   SCHEDULE C

                              RULES AND REGULATIONS

1. DEFINITION - In these rules and regulations, "Tenant" includes the employees, servants, agents, invitees, subtenants and licensees of the Tenant and others over whom the Tenant can reasonably be expected to exercise its control.

2. COMMON ELEMENTS - The Landlord reserves entire control of the Common Elements and will maintain them in such manner as it deems best for the benefit of the tenants generally. The Landlord reserves the right to restrict and regulate the use of the Common Elements by the Tenant and by persons making deliveries to the Tenant.

3. SMOKING - Smoking is not permitted in the Common Elements, except as may be otherwise designated. The Landlord shall have the right, in its sole discretion, to determine whether any designated smoking area shall be established, and the size and location of any such area.

4. OBSTRUCTIONS - The sidewalks, driveways, entrances, vestibules, passages, corridors, halls, elevators and stairways shall not be encumbered or obstructed by the Tenant or be used by it for any purpose other than for entrance to and exit from the Leased Premises.

5. DELIVERIES The Tenant shall not permit the parking of delivery vehicles so as to interfere with the use of any driveway, walkway, parking area, or other Common Elements. The Tenant shall ensure that deliveries of materials and supplies to the Leased Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in or to the Building caused by any person making such deliveries. The Landlord reserves the right to remove at the expense and risk of the owner any vehicle not using designated "Vehicle Standing" areas.

6. SECURITY - The Landlord may from time to time adopt appropriate systems and procedures for the security and safety of the Building including restricting access during non-business hours and the Tenant shall comply with the Landlord's reasonable requirements relating thereto.

7. LOCKS- No additional locks or bolts of any kind shall be placed by the Tenant upon any of the doors or windows of the Leased Premises, nor shall any changes whatsoever be made to existing locks or the mechanics thereof except by the Landlord at its option. The Tenant shall not permit any duplicate keys to be made, but additional keys as reasonably required shall be supplied by the Landlord when requested by the Tenant in writing and at the Tenant's expense. Upon termination of the Tenant's lease, the Tenant shall surrender to the Landlord all keys of the Leased Premises and other part or parts of the Building together with any parking passes or other devices permitting entry.

8. ANTENNAE- The Tenant shall not mount or place an antenna or aerial of any nature on the exterior of the Leased Premises or Building.

9.       GARBAGE - The  handling  and  disposal  of garbage  shall  comply  with arrangements prescribed by the Landlord from time to time. No disproportionate or abnormal quantity of waste material shall be allowed to accumulate in the Leased Premises and the cost of removal or clearing in excess of such normally provided Service may be charged to the Tenant.

10. REPAIRS, ALTERATIONS AND IMPROVEMENTS - The Tenant shall carry out repairs, maintenance, alterations and improvements in the Leased Premises only during times agreed to in advance by the Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

11. MAINTENANCE - The Tenant will provide adequate facilities and means to prevent the soiling of walls, floors and carpets in and abutting the Leased Premises whether by shoes, overshoes, any acts or omissions of the Tenant or otherwise.

12. INSTALLATIONS AND WIRING - The Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Leased Premises and the Building except with the prior written consent of the Landlord and as it may direct. If the Tenant desires electrical or communications connections, the Landlord reserves the right to direct qualified persons as to where and how the wires should be introduced, and without such directions, no boring or cutting for wires will be permitted. No gas pipe or electric wire will be permitted which has not been ordered or authorized in writing by the Landlord.

13. HEATING. AIR CONDITIONING AND PLUMBING SYSTEMS - The Tenant shall not attempt any repairs or alterations or modifications to the heating, air conditioning or plumbing systems.

14. WATER FIXTURES - The Tenant shall not use the plumbing facilities for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the Tenant shall pay the cost of any breakage, stoppage or damage resulting from a violation of this provision.

15. PERSONAL USE OF LEASED PREMISES - The Leased Premises shall not be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes as permitted under the Lease.

16. SOLICITATIONS- The Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

17. HEAVY ARTICLES - The Tenant shall not, in the Leased Premises or the Building, bring in, take out, position, construct, install or move any safe, business machinery or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building without the prior written consent of the Landlord. In giving such consent, the Landlord shall have the right, in its sole discretion, to prescribe the permitted weight and the position thereof, and the use and design of planks, skids or platforms required to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or machinery shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other machinery shall occur only by prior arrangement with the Landlord.

18. BICYCLES, ANIMALS - The Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by the Landlord for such purposes.

19. FURNITURE AND EQUIPMENT - The Tenant shall ensure that furniture, equipment and fixtures being moved into or out of the Leased Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in the Building caused thereby.

20. HEATING - The Tenant shall not use any means of heating or cooling the Leased Premises other than that provided by or specifically otherwise permitted by the Landlord.

21. UNDUE ELECTRICAL LOADS, HEAT, VIBRATION - No material or equipment which could cause undue loads on electrical circuits, or undue vibration, heat or noise shall be brought into the Building or used therein by or on behalf of the Tenant, and no machinery or tools of any kind shall be affixed to or used in the Leased Premises without the prior written consent of the Landlord.

22. FIRE REPUTATIONS - No Tenant shall do or permit anything to be done in the Leased Premises or bring or keep anything therein which will in any way increase the risk of fire, or obstruct or interfere with the rights of other tenants, or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department or the Board of Health. The Tenant shall cooperate in any fire drills and shall participate in all fire prevention of safety programs designated by the Landlord.

23. FLAMMABLE MATERIALS - No flammable oils or other flammable, dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises.

24. FOOD AND BEVERAGES - Only persons approved from time to time by the Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors or other Common Elements for any such purpose. The Tenant shall not permit in the Leased Premises the use of equipment for the preparation, serving, sale, distribution, or dispensing of food and beverages except with the prior written consent of the Landlord and in accordance with arrangements approved by the Landlord.

25. NOTICE OF ACCIDENTS - The Tenant shall give immediate notice to the Landlord in case of fire or accident in the Leased Premises or in the Building, or in case of defects therein or in any fixtures or equipment thereof, notwithstanding the Landlord may have no obligations with respect thereto.

26. JANITORIAL SERVICES - The Tenant shall not use or engage any person or persons other than the janitor or janitorial contractor of the Landlord for the purpose of any cleaning of the Leased Premises, except with the prior written consent of the Landlord.


27. DANGEROUS OR IMMORAL ACTIVITIES - The Tenant shall not make any use of the Leased Premises which could result in the risk or injury to any person, nor shall the Leased Premises be used for any immoral or criminal purpose.

28. PROPER CONDUCT - The Tenant shall not perform any acts or carry on any practice which may damage the Common Elements or be a nuisance to any other tenant in the Project.

29. ADDITIONAL RULES AND REPUTATIONS - The Landlord shall have the right to make such other and further reasonable rules and regulations as in its sole judgment may from time to time be necessary or of benefit for the safety, care, cleanliness and appearance of the Project, and for the preservation of good order therein.

                                   SCHEDULE D

                                 LANDLORD'S WORK

                                   SCHEDULE E

                        ADDITIONAL COVENANTS, AGREEMENTS

                             AND CONDITIONS (IF ANY)
OPTION TO RENEW:

If the Tenant has duly and regularly paid the Rent, has performed all its other obligations under this Lease and is not currently in default hereunder, the Tenant may, at its option, renew this Lease for a further period of Five (5) years (the "Renewal Term") commencing on the expiration of the Term. To be effective, the option must be exercised no later than Twelve (12) months prior to the expiration of the Term by written notice to the Landlord. The renewal lease shall at the Landlord's sole option, be either on the Landlord's then current standard form lease for similar premises or on terms and conditions set out in this Lease; provided that in either case, the renewal Lease shall exclude any further option to renew and all provisions dealing with Landlord's work, Tenant improvement allowances or any other Tenant inducement. The Basic Rent shall be the market rent prevailing three (3) months prior to the commencement of the Renewal Term for comparable premises similarly located as agreed between the Landlord and Tenant; provided that, the Basic Rent for the Renewal Term shall not be less than the Basic Rent for the immediately preceding year under this Lease. The renewal lease shall be prepared by the Landlord at the expense of the Landlord and shall be executed by the Tenant prior to the commencement of the Renewal Term.

IDENTIFICATION:

The Landlord shall insert, at its sole expense, the Tenant's name in the Building directory in Building-standard lettering. The Landlord shall install, at its sole expense, in Building-standard form the Tenant's name on or adjacent to its entrance door.

RIGHT OF EARLY TERMINATION:

Provided that the Tenant is York Medical Inc. and is itself in possession of and occupying the whole of the Leased Premises, provided further that the Tenant is not and has not been in default under this Lease at the time of exercising its right pursuant to this provision, the Tenant shall have the right to terminate this Lease any time after January 31, 1999 by delivering to the Landlord, written notice of termination, such termination to be effective twelve (12) months from the last day of the month (the "Termination Date") in which the notice is delivered by the Tenant to the Landlord, provided that a penalty equal to nine (9) month's Rent (which includes Basic Rent, Occupancy Costs and all other amounts payable as rent) is paid to the Landlord on or before the Termination Date. Basic Rent, Tenants Occupancy Costs and all other amounts payable by the Tenant to the Landlord under this Lease shall be adjusted and paid by the Tenant to such date of termination and the Tenant shall, on or before the termination date, surrender and vacate the Leased Premises in accordance with the applicable provisions of this Lease.

LETTER OF CREDIT:

It is understood and agreed that the provision of Tenant inducements under the Lease contained in Schedule "E" hereof are conditional on the Tenant maintaining the Lease in good standing at all times. To secure a cash flow equivalent to the amount of the Tenant inducements, the Tenant shall obtain at its cost and deliver to the Landlord on the date of execution of this Agreement an irrevocable documentary letter of credit issued by one of the 5 major Canadian Class "A" chartered banks, which letter of credit shall contain the following terms and conditions:

(i)      (a)      for the period  September 1, 1997 to January 31, 1999 shall be for an  amount  of Two  Hundred  and  Twenty  Thousand,  Seven
                  Hundred and Sixty-Three dollars ($220,763.00), (which is equal to the value of the Tenant's gross Rent obligation from September 1, 1997 to January 31, 1999 plus the value of the termination penalty as outlined above):

         (b) for the period February 1, 1999 to January 31, 2003 shall be for an amount of One Hundred and Eighty-Eight Thousand, Nine Hundred and Fifty-five dollars $188,955.00) (which is equal to the average value of Twenty-One (21) months gross Rent obligation for any period between February 1, 1999 to January 31, 2003.

(ii) shall be renewed and delivered to the Landlord not less than 30 days prior to the expiry of the then existing letter of credit failing which such default will constitute a default under the Lease which will allow the beneficiary to claim upon the full amount of the letter of credit;

(iii) shall provide that any default under the Lease or disclaimer or repudiation of the Lease (as identified in the letter of credit) will allow the beneficiary to draw upon the full amount of the letter of credit upon presentation of a demand for payment by the beneficiary;

(iv)     shall provide for the beneficiary to be paid on sight; and

(v) shall contain such further provisions required by the Landlord and its solicitor, acting reasonably.

         Should the Landlord draw upon the letter of credit, the proceeds shall, at the Landlord's option, be applied first to offset the unamortized amount of the Tenant inducements and lastly on account of any arrears of Rent or any other payments due under this Lease.

(vi) should the Tenant exercise it's termination right outlined above and is not in default under the terms and conditions of this Lease, then the Letter of Credit shall no longer be required by the Landlord as of the Termination Date, and the existing Letter of Credit shall be returned after the Termination Date.

4.06     CONTINUED...

PAYMENT OF TENANT'S OCCUPANCY COSTS

The Tenant's Occupancy Costs are estimated to be based on $6.64 per rentable square foot per annum for the period January 1, 1997 to December 31, 1997. The estimate includes janitorial and hydro costs.

14.01 CONTINUED...

POSSESSION AND RESTORATION

It is understood and agreed that the Tenant shall not be required to restore the Leased Premises to base building condition. Upon expiry of the Lease or any renewal thereof, the Tenant shall leave the Leased Premises in vacant, broom swept condition, and in the "as is' condition that they took occupancy except for normal wear and tear.

NON-DISTURBANCE:

At the request of the Tenant, the Landlord will use its reasonable efforts to obtain a Non-Disturbance Agreement from any lender of the Project or subsequent lender on that lender's then current standard form Non-Disturbance Agreement. All costs incurred by the Landlord in seeking to obtain such Non-Disturbance Agreement (including legal costs, administration fees owing to the lender and the Landlord's reasonable administration fee) shall be paid by the Tenant to the Landlord forthwith upon demand. For purposes of this provision, it is understood and agreed that the Landlord will not be obligated to obtain Non-Disturbance Agreements from any financial institution so long as the financing held by such institution is in place solely to evidence the respective ownership interest or the entities comprising the Landlord.

                                   SCHEDULE G

                     SECURITY INTEREST - REMEDIES ON DEFAULT

                                   SCHEDULE H

                           CONTENTS OF LEASED PREMISES


The following Schedule H is referred to in Clause 9.07, ENVIRONMENTAL ISSUES, in the Lease.

All contents and materials, other than standard office furnishings, stored in the Leased Premises are as follows:

(PLEASE INCLUDE, IN DETAIL, ALL MATERIALS,-POLLUTANTS, INCLUDING BUT NOT LIMITED TO, CHEMICALS AND RELATED ITEMS THAT ARE USED AND/OR STORED IN THE LEASED PREMISES)

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


                                   SCHEDULE I

                     ARTICLE 16.00 ADDENDUM (ORBITOR DRIVE)

16.01     DEFINITIONS- In this Lease:

         (a) "ADDITIONAL RENT" means all sums, however described, payable by the Tenant under this Lease, other than Basic Rent, whether payable to the Landlord or others.

         (b) "BUILDING" means that portion of the Condominium, the unit number of which corresponds to the Building number set out in paragraph 4 of the Term Sheet, Level Nos. A to 3 inclusive, and containing the Leased Premises.

         (c) "COMMON ELEMENTS" means the Common Elements as defined in the Declaration and Description of the Condominium together with all common areas and utilities from time to time furnished or designated by the Landlord for the use in common, in such manner as the Landlord may permit, of tenants of the Landlord in the Condominium. Common Elements shall include both those Common Elements located in or appurtenant to the Building and serving the Building (the "Building Common Elements) and those Common Elements not located in the Building and serving the whole of the Condominium, including the Building (the "Condominium Common Elements"); The definition of Common
                  Elements contained in Schedule B of the Lease is hereby deleted and replaced with the foregoing definition.

         (d)      "CONDOMINIUM" means Peel Condominium Corporation No. 431.

         (e) "CONDOMINIUM ACT" means the Condominium Act, R.S.O. 1990, c. C.26, as amended, or any statute that replaces or supersedes the Condominium Act.

         (f) "CONDOMINIUM DOCUMENTS" means the Declaration, Description, and By-Laws of the Condominium as originally registered and as modified or added to from time to time.

         (g)      "CONDOMINIUM UNIT(S)" means the unit(s) in the Condominium.

         (h) "GROSS RENTABLE AREA" of the Leased Premises means the total of: (i) the Rentable Area of the Leased Premises; (ii) an allocation, as determined by the Landlord's Consultants, of a portion of the square footage of the Building Common Elements based upon the ratio which the Rentable Area of the Leased Premises bears to the total of the Rentable Areas of all Rentable Premises in the Building; and (iii) an allocation, as determined by the Landlord's Consultants of a portion of the square footage of the Condominium Common Elements, based upon the ratio which the Rentable Area of the Leased Premises bears to the total of the Rentable Areas of all Rentable Premises in the Condominium.

         (i) "GROSS UNIT AREA" of the Unit means the total of (i) the Rentable Area of the Unit; (ii) the Unit Common Area; and
                  (iii) an allocation, as determined by the Landlord's Consultants of a portion of the square footage of the Condominium Common Elements, based upon the ratio which the Rentable Area of the Unit bears to the total of the Rentable Area of all Condominium Units in the Condominium.

         (j) "LEASED PREMISES" means, in addition to the definition thereof in Schedule B of the Lease, the Tenant's Proportionate Share of the Unit's appurtenant common interest in the Common Elements as set out in the Condominium Documents.

         (k) "OPERATING COSTS" of the Unit means, in addition to the definition thereof contained in Schedule B of the Lease, the aggregate of:

                  (i) the common expenses for the Unit, as established by the Condominium from time to time in accordance with the Condominium Documents and the Condominium Act;

                  (ii) any separate contribution to the condominium reserve fund made by the Landlord with respect to the Unit and not included in the common expenses for the Unit;

                  (iii) any costs, charges and expenses charged to the Landlord by the Condominium on account of the Unit and not included by the Condominium in the common expenses for the Unit; and

                  (iv) any costs, expenses, fees, rentals and disbursements, of every nature and kind, paid for or incurred by or on behalf of the Landlord, determined for each year of the Term on either a cash or accrual basis as determined by the Landlord, in respect of the complete maintenance, repair, operation, and management of the Leased Premises which are not included in the Condominium budget as part of the Common Expenses.

         (l) "UNIT" means that Condominium Unit owned by the Landlord in which the Leased Premises are located.

         (m) "UNIT COMMON AREA" means that area which is a portion of the square footage of the Building Common Elements, as determined by the Landlord's Consultants based upon the ratio which the Rentable Area of the Unit bears to the total of the Rentable Areas of all Condominium Units in the Building.

16.02 ACCESS TO COMMON ELEMENTS - Notwithstanding the provisions of Section 5.04 of the Lease, neither the Tenant nor its employees and invitees shall be entitled to use those areas designated in the Condominium Documents as exclusive use Common Elements for Condominium Units other than those comprising the Leased Premises. The Tenant and its employees and invitees shall be entitled to the exclusive use and benefit of any of the Common Elements designated by the Condominium Documents as exclusive use Common Elements for the Unit or Units comprising the Leased Premises.

16.03 HAZARDOUS USE - The reference in Section 5.05 of the Lease to the Landlord's insurance and Insurers shall be deemed to include the Condominium's insurance and insurers.

16.04 BUILDING SERVICES AND MAINTENANCE - Notwithstanding the provisions of Sections 6.02 and 6.03 of the Lease and subject to the provisions of Section
16.24 hereof, the Tenant acknowledges and agrees that it is the responsibility of the Condominium to provide the building services and facilities enumerated in
Section 6.02 and to operate, maintain, repair and replace the systems, facilities and equipment enumerated in Section 6.03. The Landlord agrees to use commercially reasonable efforts to ensure that the Condominium complies with such obligations.

16.05 ALTERATIONS/RENOVATIONS BY CONDOMINIUM - The Tenant acknowledges and agrees that the Condominium reserves the right at any time and from time to time to make changes in, additions to, subtractions from or rearrangements of the Condominium, including, without limitation, all improvements at any time thereon to the Common Elements, all entrances and exits thereto and all parking facilities; to grant, modify and terminate easements or other agreements pertaining to the use and maintenance of all or parts of the Common Elements to close all or any portion of the Common Elements to such extent as may in the opinion of the Condominium's solicitors be necessary to prevent accrual of any rights to any persons therein and to make changes or additions to the pipes, conduits, utilities and other necessary Condominium services in the Leased Premises which serve other premises. The Tenant further acknowledges and agrees that so long as the Condominium shall not unreasonably interfere with the Tenant's business in the Leased Premises more than is reasonably necessary in the conduct of such changes, additions, subtractions or rearrangements, the Tenant shall not have any right to object to or to make any claim on account of the exercise by the Condominium of its rights under this Section 16.05, nor shall the Tenant be entitled to any abatement of Rent therefor notwithstanding any change in the size of the Common Elements, any nuisance, inconvenience or loss to, interference with or obstructions, interruption, dislocation or suspension of any utilities or the use of the Common Elements. The Tenant acknowledges and agrees that the Renovation Work referred to in Section 6.04 of the Lease may be carried out by the Condominium and that the provisions of
Section 6.04 shall apply to such Renovation Work earned out by the Condominium mutatis mutandis.

16.06  ACCESS BY LANDLORD  AND  CONDOMINIUM  - The  reference to the Landlord in
Section 6.05 of the Lease shall be deemed to include the Condominium, its employees and agents.

16.07 CONTROL BY CONDOMINIUM - The references to the Landlord in Section 6.09 of the Lease shall be deleted and the word "Condominium" shall be substituted for the word "Landlord' wherever it appears in this Section.

16.08 PROPERTY TAXES - Property Taxes shall include those Property Taxes levied, charged, imposed or assessed against the Condominium or against the Landlord on account of its ownership of or an interest in the Condominium.

16.09 UTILITIES - Notwithstanding the provisions of Section 7.01 of the Lease, in the event that public utilities supplied to the Leased Premises are billed to the Condominium, the Tenant shall pay the Tenant's Proportionate Share of any such public utilities and the allocation or apportionment by the Condominium of the cost of utilities supplied to the Leased Premises shall be conclusive evidence of the apportionment of such charges.

16.10 ALTERATIONS BY TENANT - Notwithstanding the provisions of Section 7.04(b) of the Lease, any change, addition and/or improvement to be made by the Tenant shall also require the prior written consent of the Condominium and any such change, addition and/or improvement affecting the Building's electrical, mechanical and/or structural components shall only be performed by contractors selected by the Landlord ("Landlord's Contractors") or by the Condominium and the insurance coverage referred to in Section 7.04 (d) shall also name the Condominium as an additional Insured.

16.11 ROOF- Notwithstanding the provisions of Section 7.09 of the Lease, the Tenant shall also require the written consent of the Condominium prior to installation of any equipment upon the roof of the Building, which consent may be arbitrarily withheld, but if given shall be subject to whatever conditions the Condominium, in its sole discretion, deems necessary in the circumstances.


16.12 REPAIRS AND MAINTENANCE - Notwithstanding the provisions of Section 7.06 and Schedule "E" - "Possession and Restoration" of the Lease:

         (a) the Tenant shall, at its cost, maintain, repair and replace the Leased Premises, all Leasehold Improvements and all apparatus therein in good order and condition and in compliance with the obligations of the Landlord to repair and maintain the same as outlined in the Condominium Documents;

         (b) a representative of the Condominium may from time to time enter upon the Leased Premises to inspect the Leased Premises and their condition and to inspect any work done by the Tenant both during the course of such work and following completion thereof; and

         (c) if the Tenant fails to perform any obligation under this Section 16.12, then on not less than 5 days' notice to the Tenant, the Landlord may enter the Leased Premises and perform the obligation without liability to the Tenant for any loss or damage thereby incurred. The Tenant shall promptly after receiving the Landlord's invoice therefor reimburse the Landlord for all costs incurred by the Landlord in performing the obligation plus 20% of the cost for overhead and supervision.

16.13 MAINTENANCE OF SERVICES - The Landlord and the Condominium shall have the right to use, install, maintain and repair pipes, wires, ducts and other installations in, under or through the walls, ceilings and floors of the Leased Premises for or in connection with the supply of any services or utilities to the Leased Premises or to any part of the Condominium and the right to do such work in the Leased Premises as the Landlord and/or the Condominium may deem necessary to preserve or protect the Leased Premises or the Condominium and for such purposes shall be entitled to enter or authorize any other person to enter the Leased Premises.

16.14 TAXES PAYABLE BY LANDLORD - Notwithstanding the provisions of Section 8.01 of the Lease, it is understood and agreed by the Tenant that the responsibility for paying the taxes referred to in Section 8.01 is that of the Condominium and that payment of such taxes by the Condominium shall satisfy the requirements of
Section 8.01.

16.15 LANDLORD'S INSURANCE - Notwithstanding the provisions of Section 9.01 of the Lease, it is understood and agreed by the Tenant that the primary responsibility for placing the insurance coverage referred to in Section 9.01 is that of the Condominium and that placement of such insurance as is required by the Condominium Act by the Condominium shall satisfy the requirements of Section 9.01.

16.16 INSURANCE TRUST AGREEMENT - The Tenant acknowledges and agrees that the Condominium and accordingly, the Leased Premises and the Common Elements are subject to an insurance trust agreement.

16.17 TENANT'S INSURANCE - The policies of insurance referred to in Sub-Sections
9.02 (a), (c), (d), (e) and (f) of the Lease shall also contain a waiver of the insurer's right of subrogation as against the Condominium.

16.18 LIMITATION OF LIABILITY AND INDEMNITY - The limitation of the Landlord's liability contained in Section 9.05 of the Lease and the indemnity of the Landlord by the Tenant contained in Section 9.06 of the Lease shall be extended to include the Condominium, its agents and employees in addition to the Landlord, its agents and employees.

16.19 DAMAGE AND DESTRUCTION -Notwithstanding the provisions of Article 10.00 of the Lease:

         (a) The Tenant acknowledges and agrees that the obligation to repair and rebuild after damage or destruction as set forth in Article 10.00 is that of the Condominium and the Landlord covenants and agrees to do all work that is its responsibility to restore and rebuild the Leased Premises with all due diligence, subject to the provisions of Article 10.00.

         (b) Notwithstanding the foregoing provisions, in the event that the Condominium determines that there has been substantial damage to the Condominium in accordance with the Condominium Act, and the owners of the Condominium subsequently elect to terminate the Condominium, this Lease shall thereupon terminate and neither party shall have any further liability each to the other. The Tenant acknowledges and agrees that the Landlord shall not be liable to the Tenant for the failure to repair the Leased Premises caused by actions not within the Landlord's control, including the actions of the Condominium, its board of directors and managing agents.

         (c) It is understood and agreed that the Condominium is not obligated to rebuild the Condominium or any part thereof in accordance with the original plans and specifications. No damages, compensation or claim whatsoever shall be payable by the Landlord or the Condominium for inconvenience, loss of business or annoyance or other loss or damage whatsoever arising from the occurrence of any such damage or destruction of the Leased Premises or of the Condominium and/or the repair or restoration of same.

16.20 TRANSFERS BY LANDLORD - Any reference in Article 13.00 of the Lease to the Project shall include only those Units in the Project which are owned by the Landlord.

16.21 PROCEEDS OF INSURANCE - Notwithstanding the provisions of Section 16.18 of the Lease, in the event of damage or destruction occurring by reason of any cause in respect of which proceeds of insurance substantially sufficient to pay for the cost of rebuilding or making fit the Condominium or the Leased Premises are not payable to or received by the Condominium, or in the event that any mortgagee or other person entitled thereto shall not consent to the payment to the Condominium of the proceeds of any insurance policy for such purpose, the Landlord may terminate this Lease forthwith on written notice given within 30 days after the occurrence of such damage or destruction.

16.22 COMPLIANCE WITH CONDOMINIUM ACT - The Tenant's right to use and occupy the Unit and the Common Elements shall be subject and subordinate in all respects to the provisions of the Condominium Act, the Condominium Documents and the rules and regulations which the board of directors of the Condominium may from time to time pass and enforce including all rules and regulations attached to and forming part of this Lease. The Tenant acknowledges and agrees that failure on its part, or on the part of guests, visitors and any other person or persons occupying the Leased Premises with the consent of the Tenant from time to time, to comply with the Condominium Act, the Condominium Documents and the rules and regulations, shall constitute a material breach of this Lease and shall entitle the Landlord to apply for an order terminating the tenancy hereby created. The Tenant shall indemnify and hold harmless the Landlord from and against any damages, direct or indirect, incurred by the Landlord as a result of the non-compliance by the Tenant and by any of the aforesaid persons with the provisions of the Condominium Act, the Condominium Documents and the rules and regulations as hereinbefore described.

16.23 EXCLUSIVE USES - The Tenant acknowledges and agrees that the Landlord shall have the right, in its sole and uncontrolled discretion, to sell any Condominium Unit to any party upon terms pursuant to which the purchaser of any such Condominium Unit shall have the exclusive right in connection with the Condominium, to carry on a specified use, business, or undertaking, and/or to sell specified goods or services as provided (the "Exclusive Use"), and furthermore acknowledges that all such Exclusive Uses and the rights to use same shall be incorporated in the Condominium Documents. The Tenant covenants and agrees that it shall not under any circumstances have the right to carry on any use, business, or undertaking which is designated as an Exclusive Use, or to sell in, on, or about the Leased Premises, as part of the business of the Tenant, any goods or services directly in competition with an Exclusive Use. The Landlord acknowledges and agrees that the Tenant's proposed use of the Leased Premises as set out in the Term Sheet is not now, and shall not be in the future, designated as an Exclusive Use.

16.24 FAILURE OF CONDOMINIUM TO PERFORM - The Landlord shall not be liable for damages sustained by the Tenant or anyone claiming through the Tenant resulting from the action or inaction of the Condominium, its representatives, its board of directors and/or its managing agent, or for the failure of any one or more of them to provide heat, electricity, water, sewer or any other service mentioned herein. The Landlord, however, agrees to use commercially reasonable efforts to obtain from the Condominium on behalf of the Tenant, all services to which the Landlord is entitled as owner of the Leased Premises.

16.26 TRANSFER - The Tenant shall not effect a Transfer of this Lease or of all or part of the Leased Premises without first having obtained the written agreement of the proposed Transferee to comply with the Condominium Documents and the Tenant shall pay to the Landlord any legal fees and disbursements charged by the Condominium's solicitors in connection with a consent given by the Landlord to a Transfer.

16.26 CONFLICT - The Tenant acknowledges and agrees that where any conflict occurs between the provisions or terms of this Lease and the Condominium Act and/or the Condominium Documents, the Condominium Act and the Condominium Documents shall govern.

16.27 RADIO AND TELEVISION - No radio or television or other similar device shall be installed by the Tenant in or about the Leased Premises without first obtaining in each instance the Landlord's consent in writing. No aerial or satellite receiver or dish shall be erected on the roof or exterior walls of the Condominium, or within the Leased Premises without in each instance, the written consent of the Landlord and the Condominium.

16.28 PEST EXTERMINATION - The Tenant shall use at the Tenant's cost such pest extermination contractor as the Landlord or the Condominium may direct and at such intervals as the Landlord may require.

16.29 COMPLETION OF CONDOMINIUM - The Tenant shall not interfere with the completion of other premises or Condominium Units, or the Common Elements in the Condominium by the Landlord. Until the Condominium is completed and all Condominium Units are sold, the Tenant acknowledges and agrees that the Landlord and the Condominium may make such use of the Condominium as may facilitate such completion and sale, including, but not limited to the maintenance of sales/administration offices and model units, the display of promotional and sales signs and the inspection of Condominium Units by prospective purchasers or tenants.

16.30 TENANT PARTNERSHIP - If the Tenant is a Partnership (the "Tenant Partnership"), each person who is presently a member of the Tenant Partnership and each person who becomes a member of any successor Tenant Partnership hereafter, shall be and continue to be liable jointly and severally for the full and complete performance of, and shall be and continue to be subject to, the terms, covenants and conditions of this Lease, whether or not such person ceases to be a member of such Tenant Partnership or successor Tenant Partnership, and after the Tenant Partnership ceases to exist.

16.31 NO PARTNERSHIP - By entering into this Lease, the Landlord does not in any way or for any purpose become a partner of the Tenant in the conduct of its business, or otherwise, or a joint venturer or a member of a joint enterprise with the Tenant, nor is the relationship of principal and agent created between the Landlord and the Tenant.